                                                                     EXHIBIT 2.1






                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE 1
DEFINITIONS................................................................   1

ARTICLE 2
THE MERGER.................................................................  11
       2.1.  The Merger....................................................  11
       2.2.  Effective Time of the Merger..................................  11
       2.3.  Surviving Corporation.........................................  11
             (a) Certificate of Incorporation and Bylaws...................  11
             (b) Directors.................................................  11
             (c) Effect of the Merger......................................  11
             (d) Name of Surviving Corporatin..............................  11

ARTICLE 3
MERGER CONSIDERATION;
STATUS AND CONVERSION OF SHARES............................................  12
       3.1.  Merger Consideration..........................................  12
             (a) Aggregate Merger Consideration............................  12
             (b) Per Share Merger Consideration............................  12
       3.2.  Conversion or Cancellation of
             Shares in the Merger..........................................  12
             (a) Company Common Stock......................................  12
             (b) Merger Sub Common Stock...................................  12
       3.3.  Status of Treasury Shares.....................................  12
       3.4.  Holder Consideration Election Rights..........................  13
       3.5.  Status of Options.............................................  17
       3.6.  Payment for Shares in the Merger..............................  17
       3.7.  Fractional Shares.............................................  19
       3.8.  Transfer of Shares after the Effective Time...................  20
       3.9.  Dividend Rate of Preferred Stock..............................  20
       3.10. Closing.......................................................  20

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  21
       4.1.  Organization of the Company...................................  21
       4.2.  Authorization.................................................  21
       4.3.  Subsidiaries..................................................  22
       4.4.  Capital Stock.................................................  22
       4.5.  Government Approvals; Compliance
             with Laws and Orders..........................................  23
       4.6.  Absence of Certain Changes or Events..........................  24
       4.7.  Compliance with Contracts and Commitments.....................  27
       4.8.  Non-Contravention; Approvals and Consents.....................  28
       4.9.  Litigation....................................................  29
       4.10. Labor Matters.................................................  29
       4.11. Absence of Undisclosed Liabilities............................  29
       4.12. No Brokers....................................................  29
       4.13. No Other Agreements to Sell the

               Assets or the Company.......................................  29
       4.14. Employee Benefit Plans........................................  30
       4.15. S-4 Registration Statement and Proxy
               Statement/Prospectus........................................  32
       4.16. Tax Matters...................................................  33
       4.17. Reports and Financial Statements..............................  34
       4.18. Payments......................................................  35
       4.19. Information Supplied..........................................  35
       4.20. Other Reports.................................................  35
       4.21. Vote Required.................................................  36
       4.22. Chapter 35 of the TBCA........................................  36
       4.23. Fairness Opinions.............................................  36

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER AND THE MERGER SUB........................................  36
       5.1.  Organization of the Purchaser
             and the Merger Sub............................................  36
       5.2.  Authorization.................................................  37
       5.3.  Subsidiaries..................................................  37
       5.4.  Capital Stock.................................................  38
       5.5.  Government Approvals; Compliance
             with Laws and Orders..........................................  39
       5.6.  Authorization for Preferred Stock
             and Additional Purchaser Common Stock.........................  40
       5.7.  Absence of Certain Changes or Events..........................  40
       5.8.  Compliance with Contracts and Commitments.....................  42
       5.9.  Non-Contravention; Approvals and Consents.....................  43
       5.10. Litigation....................................................  44
       5.11. Labor Matters.................................................  45
       5.12. Absence of Undisclosed Liabilities............................  45
       5.13. No Brokers....................................................  45
       5.14. No Other Agreements to Merge..................................  45
       5.15. S-4 Registration Statement and Proxy
               Statement/Prospectus........................................  45
       5.16. Tax Matters...................................................  46
       5.17. Reports and Financial Statements..............................  47
       5.18. Payments......................................................  47
       5.19. Information Supplied..........................................  48
       5.20. Other Reports.................................................  48
       5.21. Fairness Opinion..............................................  48
       5.22. Employee Benefit Plans........................................  48
       5.23. Vote Required.................................................  49

ARTICLE 6
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES.........................  49
       6.1.  Conduct of the Business of the Company........................  49
       6.2.  Conduct of the Business of the Purchaser......................  53
       6.3.  No Solicitation; Transaction Moratorium.......................  57
       6.4.  Meetings of Shareholders......................................  58
       6.5.  Registration Statement........................................  59
       6.6.  Purchaser Common Stock Offering...............................  60
       6.7.  Audited Financial Statements..................................  61

       6.8.  Reasonable Efforts............................................  61
       6.9.  Access to Information.........................................  62
       6.10. Supplements or Amendments.....................................  63
       6.11. Directors' and Officers' Indemnification
               and Insurance...............................................  63
       6.12. Registration and Listing of Share Consideration...............  65
       6.13. Affiliates of the Purchaser and the Company...................  66
       6.14. Consents......................................................  66
       6.15. Filings and Authorizations....................................  66
       6.16. Further Assurances; Notice of Breach; Cure....................  67
       6.17. Continuation of Compensation and Employee
               Benefit Plans...............................................  67
       6.18. Cooperation on Litigation.....................................  68
       6.19. Capital Contribution to Surviving Corporation.................  68

ARTICLE 7
CONDITIONS TO CLOSING......................................................  68
       7.1.  Conditions to Obligations of the Parties......................  68
             (a) Company's Shareholders' Approval..........................  69
             (b) Purchaser's Stockholders' Approval........................  69
             (c) Government Consents.......................................  69
             (d) No Suits nor Injunctions..................................  69
             (e) Registration Statement....................................  69
             (f) Listing of Purchaser Shares on Exchange...................  69
             (g) Rating Agencies...........................................  69
             (h) Purchaser Common Stock Offering...........................  70
       7.2.  Conditions to Obligations of the Purchaser....................  70
             (a) Representations and Warranties True.......................  70
             (b) Performance...............................................  70
             (c) Compliance Certificate....................................  70
             (d) Opinion of Counsel for the Company........................  70
             (e) Proceedings...............................................  70
             (f) Certain Disclosures.......................................  71
             (g) Third Party Consents......................................  71
             (h) Fairness Opinion..........................................  71
       7.3.  Conditions to Obligations of the Company......................  71
             (a) Representations and Warranties True.......................  71
             (b) Performance...............................................  71
             (c) Compliance Certificate....................................  71
             (d) Opinion of Counsel for the Purchaser......................  71
             (e) Proceedings...............................................  72
             (f) Third Party Consents......................................  72
             (g) Fairness Opinion..........................................  72
             (h) Certain Disclosure........................................  72
             (i) Opinion Regarding Tax Consequences........................  72

ARTICLE 8
TERMINATION AND ABANDONMENT;
BREAK-UP FEE AND EXPENSE REIMBURSEMENT.....................................  72
       8.1.  Termination Rights............................................  72
       8.2.  Termination Expenses and Liability............................  73
             (a) General Provision.........................................  73
             (b) Expense Recoupment - Company..............................  73

             (c) Expense Recoupment - the Purchaser........................  73
             (d) Termination Fee - the Purchaser...........................  73

ARTICLE 9
MISCELLANEOUS..............................................................  74
       9.1.  Expenses......................................................  74
       9.2.  Public Disclosure.............................................  74
       9.3.  Governing Law; Consent to Jurisdiction........................  74
       9.4.  Notices.......................................................  75
       9.5.  Headings......................................................  75
       9.6.  Counterparts..................................................  75
       9.7.  Assignment....................................................  75
       9.8.  Severability..................................................  76
       9.9.  Waivers and Amendments........................................  76
       9.10. No Third Party Beneficiaries..................................  76
       9.11. Entire Agreement..............................................  76
       9.12. Survival......................................................  76

EXHIBITS
--------

Exhibit 1A - Series A Preferred Terms


SCHEDULES
---------

Company Disclosure Schedule

Purchaser Disclosure Schedule

Schedule 7.2 - Opinion of Counsel for the Company

Schedule 7.3 - Opinion of Counsel for the Purchaser

                         AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of February 26, 1996 (this "Agreement"), between Midland Financial Group, Inc., a Tennessee corporation
 ---------
(the "Company"), Danielson Holding Corporation, a Delaware corporation (the
      -------
"Purchaser"), and Mission Sub E, Inc., a Delaware corporation (the "Merger
 ---------                                                          ------
Sub").
---

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the respective boards of directors of the Company, the Purchaser and the Merger Sub have approved the Merger of the Company with and into the Merger Sub (the "Merger"), upon the terms and subject to the
                          ------
conditions set forth herein;

            WHEREAS, the Purchaser, the Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to, and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

            When used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Acquisition Transaction" has the meaning given to such term in
             -----------------------
Section 6.3(a).

            "Adequate Pricing Opportunity" has the meaning given to such
             ----------------------------
term in Section 6.6(d).

            "Affiliate" has the meaning given to such term in Rule 12b-2
             ---------
promulgated under the Exchange Act.

            "Aggregate Cash Consideration Fund" means an amount equal to
             ---------------------------------
50% of the Aggregate Merger Price.

            "Aggregate Common Stock Consideration Fund" means the number of
             -----------------------------------------
shares of Purchaser Common Stock determined by dividing (i) an amount equal to 10% of the Aggregate Merger Price by (ii) the Purchaser Common Stock Per
                                  --
Share Value.

            "Aggregate Merger Consideration" means (i) funds representing
             ------------------------------
the Aggregate Cash Consideration Fund and (ii) stock certificates representing the Aggregate Preferred Stock Consideration Fund and the Aggregate Common Stock Consideration Fund.

            "Aggregate Merger Price" means the product determined by
             ----------------------
multiplying (i) the Per Share Merger Price by (ii) the number of Shares
                                           --
issued and outstanding at the Effective Time.

            "Aggregate Preferred Stock Consideration Fund" means the number
             --------------------------------------------
of shares of Preferred Stock determined by dividing (i) an amount equal to 40% of the Aggregate Merger Price by (ii) the Stated Preferred Per Share Value.
                              --

            "AMEX" means the American Stock Exchange, Inc.
             ----

            "Antitrust Division" has the meaning given to such term in
             ------------------
Section 6.15.

            "Assets" means the assets of the Company and its Subsidiaries
             ------
reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date.

            "Authorization" means any consent, approval or authorization
             -------------
of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

            "Balance Sheet" means the audited consolidated balance sheet of
             -------------
the Company as of December 31, 1994, together with the notes thereon and the related unqualified report of KPMG Peat Marwick LLP, the Company's certified public accountants, previously delivered to the Purchaser.

            "Balance Sheet Date" means December 31, 1994.
             ------------------

            "Business Day" means any day other than Saturday or Sunday and
             ------------
any other day on which commercial banks in New York, New York or Memphis, Tennessee are required or permitted to be closed.

            "Capital Contribution Amount" has the meaning given to such
             ---------------------------
term in Section 6.19.

            "Cash Election" has the meaning given to such term in Section
             -------------
3.4(a).

            "Certificate of Merger" means the Certificate of Merger with
             ---------------------
respect to the merger of the Company with and into the Merger Sub, containing the provisions required by, and executed in accordance with, Section 48-21-107 of the TBCA and Section 252 of the DGCL.

            "Certificates" means one or more certificates which immediately
             ------------
prior to the Effective Time represented outstanding Shares.

            "Chosen Underwriters" means DLJ and Salomon Brothers Inc.;
             -------------------
provided, however, that a different investment banking firm may be
--------  -------
substituted for any of such firm upon the mutual written consent of the Purchaser and the Company.

            "Closing" means the closing of the Merger contemplated hereby.
             -------

            "Closing Date" has the meaning given to such term in Section
             ------------
3.10.

            "Code" means the Internal Revenue Code of 1986, as amended, and
             ----
all regulations promulgated thereunder, as in effect from time to time.

            "Common Stock Election" has the meaning given to such term in
             ---------------------
Section 3.4(a).

            "Company" means Midland Financial Group, Inc.. a Tennessee
             -------
corporation.

            "Company's Adjusted Book Value" means an amount equal to the
             -----------------------------
sum of (i) the total stockholders' equity shown on the Consolidated Balance Sheets of the Company as of, and for the year ended, December 31, 1995 plus
                                                                       ----
(ii) an additional amount of up to $2,205,000 reflecting additional book value of the Company resulting from the issuance of Company Common Stock after December 31, 1995 in connection with the acquisition by the Company of certain minority interests held by others in Subsidiaries of the Company.

            "Company Benefit Arrangement" has the meaning given to such
                     -------------------
term in Section 4.14(a).

            "Company Common Stock" means the common stock, no par value, of
             --------------------
the Company.

            "Company Disclosure Schedule" means the disclosure schedule of
             ---------------------------
the Company dated the date of this Agreement delivered concurrently with the execution and delivery of this Agreement by the Company to the Purchaser.

            "Company Employee Plan" has the meaning given to such term in
             ---------------------
Section 4.14(a).

            "Company Financial Statements" has the meaning given to such
             ----------------------------
term in Section 4.17.

            "Company Material Adverse Effect" means a material adverse
             -------------------------------
effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of any party hereto to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith, or
(iii) without limitation as to the foregoing, any development, condition, event or circumstance relating to the Company which has a material adverse effect on the Purchaser's ability to consummate the Purchaser Common Stock Offering or the pricing or any other terms thereof.

            "Company Option" has the meaning given to such term in Section
             --------------
3.5.

            "Company Permits" has the meaning given to such term in Section
             ---------------
4.5(a).

            "Company SEC Reports" means all reports (including without
             -------------------
limitation, definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto, which the Company has been required to file with the SEC since January 1, 1992.

            "Company Shareholders' Meeting" has the meaning given to such
             -----------------------------
term in Section 6.4(a).

            "Company's Adjusted Per Share Book Value"  means an amount
             ---------------------------------------
expressed in dollars and cents equal to the quotient determined by dividing (i) the Company's Adjusted Book Value by (ii) the number of Shares issued and
                                  --
outstanding as of the Effective Time.

            "Company's Shareholders' Approval" has the meaning given to
             --------------------------------
such term in Section 6.4(a).

            "Consideration Fund" refers generically to, either the Common
             ------------------
Stock Consideration Fund, the Preferred Stock Consideration Fund or the Cash Consideration Fund (and, in the plural form, means all three collectively).

            "Constituent Corporations" means each of the Merger Sub and the
             ------------------------
Company.

            "Contract" means any note, bond, mortgage, security agreement,
             --------
indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind.

            "DGCL" means the Delaware General Corporation Law.
             ----

            "DLJ" means Donaldson Lufkin & Jenrette Securities Corporation.
             ---

            "Effective Time" means the date and time of the effectiveness
             --------------
of the Merger pursuant to Section 2.2 and in accordance with the TBCA and the DGCL.

            "Election Deadline" has the meaning given to such term in
             -----------------
Section 3.4(e).

            "Employees" means the officers, employees, agents, directors or
             ---------
independent contractors of a Person or any of its Subsidiaries, whether former or current.

            "ERISA" means the Employee Retirement Income Security Act of
             -----
1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

            "ERISA Affiliates" means any trade or business, whether or not
             ----------------
incorporated, that is now or has at any time in the past been treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

            "Excess Shares" has the meaning given to such term in Section
             -------------
3.7.

            "Exchange" means the stock exchange on which the Purchaser
             --------
Common Stock and Preferred Stock is listed for trading upon official notice of issuance as of, or immediately after giving effect to, the Effective Time.

            "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended and the rules and regulations promulgated thereunder.

            "Exchange Agent" means the exchange agent selected by the
             --------------
Purchaser and reasonably acceptable to the Company, to effectuate the payment for and conversion of Shares in the Merger.

            "Final Termination Date" means August 31, 1996 provided,
                                                           --------
however, that the Company may, by delivery of written notice to the
-------
Purchaser prior to the date which would otherwise be the Final Termination Date, extend such date up to two times for a period of thirty days each such time, in which case the "Final Termination Date" shall mean the date as so extended.

            "Form of Election" has the meaning given to such term in
             ----------------
Section 3.4(d).

            "Fractional Securities Fund" has the meaning given to such term
             --------------------------
in Section 3.7.

            "FTC" has the meaning given to such term in Section 6.15.
             ---

            "Governmental Body" means any Federal, state, municipal,
             -----------------
political subdivision or other governmental court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            "Holder Consideration Election" has the meaning given to such
             -----------------------------
term in Section 3.4(a).

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
             -------
Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Indemnified Liabilities" has the meaning given to such term in
             -----------------------
Section 6.11(a).

            "Indemnified Parties" has the meaning given to such term in
             -------------------
Section 6.11(a).

            "Indemnifying Party" has the meaning given to such term in
             ------------------
Section 6.11(a).

            "Laws" means any statute, law, rule, regulation or ordinance of
             ----
any Governmental Body.

            "Lazard" means Lazard Freres & Co.
             ------

            "Lien" means any lien, claim, mortgage, encumbrance, pledge,
             ----
security interest, equity and charge of any kind.

            "Merger" means the merger of the Company with and into the
             ------
Merger Sub as contemplated by Section 2.1.

            "Merger Sub" has the meaning given to such term in the first
             ----------
paragraph hereof.

            "NASDAQ" means National Association of Securities
             ------
Dealers-Automated Quotation System.

            "Offering Price" means the price per share at which shares of
             --------------
Purchaser Common Stock are sold to the public in the Purchaser Common Stock Offering.

            "Offering Pricing Date" means the date upon which an
             ---------------------
Underwriting Agreement providing for the firm commitment underwriting of the Purchaser Common Stock Offering, and specifying the pricing of the Purchaser Common Stock offered therein, has been executed and delivered by the Purchaser and all other parties thereto.

            "Options" means any subscriptions, options, warrants, rights
             -------
(including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation.

            "Order" means any judgment, decree, order, writ, permit or
             -----
license of any Governmental Body.

            "Par Trading Rate" means a dividend rate applicable to the
             ----------------
Preferred Stock, determined in accordance with Section 3.9 initially as of the Preferred Pricing Date and again as of the Offering Pricing Date, as the rate which is likely to cause the market values of the Preferred Stock to trade at the Stated Preferred Per Share Value if such security was assumed to trade on a fully distributed basis on the date as of which such rate is determined.

            "Per Share Merger Price"  means a price per Share equal to the
             ----------------------
product determined by multiplying (i) the Company's Adjusted Per Share Book Value by (ii) a factor of 1.6, which price is estimated to be $14.00 per
      --
share.

            "Person" means any individual or corporation, company,
             ------
partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

            "Plan" means the Company's 1989 Incentive Stock Option Plan and
             ----
1992 Long-Term Incentive Plan.

            "Potential Acquiror" has the meaning given to such term in
             ------------------
Section 6.3(a).

            "Preferred Pricing Date" has the meaning given to such term in
             ----------------------
Section 3.9.

            "Preferred Stock" means Series A Preferred Stock of the
             ---------------
Purchaser to be issued at the Effective Time in accordance with Article 3 and which will have the designations, rights and preferences set forth in the Series A Preferred Terms and will have a dividend rate set in accordance with
Section 3.9.

            "Preferred Stock Election" has the meaning given to such term
             ------------------------
in Section 3.4(a)(ii).

            "Preliminary Prospectus Mailing Date" has the meaning given to
             -----------------------------------
such term in Section 6.6(c).

            "Pro Rata Allocation" means, for purposes of allocating any
             -------------------
Consideration Fund with respect to Shares owned by a holder, the product determined by multiplying the total value of the consideration available in such Consideration Fund, when valued in accordance with the last sentence of Section 3.1(a) after giving effect to the reduction of such Consideration Fund by any priority allocations thereof, by such holder's Pro-Rationing Factor.
--

            "Pro-Rationing Factor" means, for purposes of allocating any
             --------------------
Consideration Fund to any holder pursuant to an effective Holder Consideration Election filed by such holder, the quotient determined by dividing (i) an amount equal to either (x) the Per Share Merger Price times the number of Shares covered by such Holder Consideration Election, in the case of an allocation of such holder's Chosen Consideration, or (y) the amount of such holder's Unsatisfied Allocation Short-fall, in the case of any allocation of such holder's Second Form of Consideration or Third Form of Consideration,
by (ii) an amount equal to either (x) the Per Share Merger Price times the
--
number of all Shares covered by Holder Consideration Elections filed by holders (including such holder) among whom consideration is to be allocated as a group (in the case of an allocation of the Chosen Consideration of such group) or (y) the Unsatisfied Allocation Short-fall of all holders in such group (in the case of an allocation of the Second Form of Consideration or Third Form of Consideration of such group).

            "Proxy Statement/Prospectus" has the meaning given to such term
             --------------------------
in Section 6.5.

            "Purchaser" has the meaning given to such term in the first
             ---------
paragraph hereof.

            "Purchaser Benefit Arrangement" means each plan (other than any
             -----------------------------
Purchaser Employee Plan), program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Employees of the Purchaser or any beneficiaries or dependents of any Employees of the Purchaser (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of the Purchaser or any Significant Subsidiary.

            "Purchaser Common Stock" means the shares of common stock, par
             ----------------------
value $.10 per share, of the Purchaser.

            "Purchaser Common Stock Offering" has the meaning given to such
             -------------------------------
term in Section 6.6(a).

            "Purchaser Common Stock Per Share Value"  means the arithmetic
             --------------------------------------
average of the closing prices of the Purchaser Common Stock on the Amex (or other national securities exchange on which the Purchaser Common Stock is then listed for trading) for each day on which trading of such stock took place on the Exchange during the period beginning on the date twenty days prior to the Offering Pricing Date and ending on the Business Day immediately preceding the Offering Pricing Date; provided,
                                                              --------
however, that in no event shall the Purchaser Common Stock Per Share Value
-------
be an amount less than $5.00 nor more than $10.00 per share.

            "Purchaser Disclosure Schedule" means the Disclosure Schedule
             -----------------------------
dated the date of this Agreement delivered by the Purchaser to the Company.

            "Purchaser Employee Plan"  means each "employee benefit plan,"
             -----------------------
as such term is defined in Section 3(3) of ERISA, established by the Purchaser, any of its Subsidiaries, or any ERISA Affiliate or under which the Purchaser, any of its Subsidiaries, or any ERISA affiliate contributes or under which any Employees of the Purchaser or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to the Purchaser, any of its Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of the Purchaser or any of its Subsidiaries.

            "Purchaser Financial Statements" has the meaning given to such
             ------------------------------
term in Section 5.17.

            "Purchaser Material Adverse Effect" means a material adverse
             ---------------------------------
effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Purchaser and its Subsidiaries, taken as a whole, (ii) the validity of enforceability of, or the ability of any party hereto to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith, or
(iii) without limitation as to the foregoing, the Purchaser's ability to consummate the Purchaser Common Stock Offering or the pricing or any other terms thereof.

            "Purchaser Permits" has the meaning given to such term in
             -----------------
Section 5.5(a).

            "Purchaser SEC Reports" means all reports (including, without
             ---------------------
limitation, definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto which the Purchaser has been required to file with the SEC since January 1, 1991.

            "Purchaser's Stockholders' Approval" has the meaning given to
             ----------------------------------
such term in Section 6.4(b).

            "Purchaser Stockholders' Meeting" has the meaning given to such
             -------------------------------
term in Section 6.4(b).

            "Representative" has the meaning given to such term in Section
             --------------
6.3(a).

            "Respective Representatives" has the meaning given to such term
             --------------------------
in Section 6.9.

            "R-H" means The Robinson-Humphrey Company, Inc.
             ---

            "Rule 145 Affiliates" has the meaning given to such term in
             -------------------
Section 6.13.

            "S-4 Registration Statement" has the meaning given to such term
             --------------------------
in Section 6.5.

            "SEC" means the Securities and Exchange Commission.
             ---

            "Securities Act" means the Securities Act of 1933, as amended,
             --------------
and the rules and regulations promulgated thereunder.

            "Series A Preferred Terms" means the certificate of
             ------------------------
designations, preferences, rights and limitations of Preferred Stock substantially in the form attached hereto as Exhibit 1A.

            "Share Consideration"  means the amount of shares of Preferred
             -------------------
Stock and Purchaser Common Stock to be delivered by the Purchaser as consideration in the Merger.

            "Shares" means the shares of Company Common Stock issued and
             ------
outstanding immediately prior to the Effective Time, after giving effect to the exercise or cancellation of each Company Option pursuant to Section 3.5.

            "Significant Response" has the meaning given to such term in
             --------------------
Section 6.3(b).

            "Significant Subsidiary" has the meaning given to such term in
             ----------------------
Rule 1-02(w) of Regulation S-X promulgated by the SEC.

            "Stated Preferred Per Share Value" shall mean, with respect to
             --------------------------------
the Preferred Stock, the stated per share value thereof, as set forth in the Series A Preferred Terms.

            "Stephens" means Stephens Inc.
             --------

            "Subsidiary" means as to any Person, any other Person of which
             ----------
at least 50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

            "Surviving Corporation" has the meaning given to such term in
             ---------------------
Section 2.1.

            "Surviving Corporation Common Stock" means the common stock,
             ----------------------------------
par value $.01 per share, of the Surviving Corporation.

            "Taxpayers" means as to any Person, such Person, any
             ---------
predecessor of such Person and all members for income tax purposes of any affiliated group of corporations of which such Person or any such predecessor corporation is or has been a member.

            "TBCA" means the Tennessee Business Corporation Act.
             ----

            "Transaction Moratorium Period" has the meaning given to such
             -----------------------------
term in Section 6.3(b).

            "Unsatisfied Allocation Short-fall" has the meaning given to
             ---------------------------------
such term in Section 3.4.

            "Wholly-Owned Subsidiary" means a Subsidiary of which 100% of
             -----------------------
the issued and outstanding common stock is owned directly or indirectly by the parent company.


                                   ARTICLE 2

                                THE MERGER
                                ----------

            2.1.  The Merger.  Subject to the terms and conditions hereof,
                  ----------
at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the TBCA and the DGCL, the Company shall be merged with and into the Merger Sub which shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate
                  ---------------------
corporate existence of the Company shall cease, and the Surviving Corporation shall continue existence under the laws of the State of Delaware.

            2.2.  Effective Time of the Merger.  On or prior to the Closing
                  ----------------------------
Date, the parties hereto will cause the Certificate of Merger, satisfactory to the parties hereto, to be duly prepared, executed and verified on behalf of each Constituent Corporation and to be filed with the Secretary of State of the State of Tennessee, as provided in Section 48-21-105 of the TBCA, and the Secretary of State of the State of Delaware, as provided in Section 252 of the DGCL, and the Merger shall become effective on the Closing Date.

            2.3.  Surviving Corporation
                  ---------------------

            (a)   Certificate of Incorporation and Bylaws.  The Certificate
                  ---------------------------------------
of Incorporation and Bylaws of the Merger Sub, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under the provisions of the DGCL.

            (b)   Directors.  The Board of Directors of the Merger Sub
                  ---------
immediately prior to the Effective Time shall from and after the Effective Time be the directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

            (c)   Effect of the Merger.  Subject to the foregoing, the
                  --------------------
effects of the Merger shall be as provided in the applicable provisions of the TBCA and DGCL.

            (d)   Name of Surviving Corporation.  The name of the
                  -----------------------------
Surviving Corporation shall be "Midland Financial Group, Inc."

                                   ARTICLE 3

MERGER CONSIDERATION;
STATUS AND CONVERSION OF SHARES
-------------------------------

            3.1.  Merger Consideration.
                  --------------------

                  (a)   Aggregate Merger Consideration.  The Aggregate
                        ------------------------------
Merger Consideration, when valued in accordance with the last sentence of this subsection, shall have a value at the Effective Time equal to the Aggregate Merger Price, with 50% of that value attributable to non-cash consideration in the form of the Aggregate Preferred Stock Consideration Fund and the Aggregate Common Stock Consideration Fund. For purposes of this Article 3, (i) each share of Preferred Stock in the Aggregate Preferred Stock Consideration Fund shall be valued at the Stated Preferred Per Share Value and (ii) each share of Purchaser Common Stock in the Aggregate Common Stock Consideration Fund shall be valued at the Purchaser Common Stock Per Share Value.

                  (b)   Per Share Merger Consideration.  The consideration
                        ------------------------------
that will be issued and paid in the Merger in respect of each Share (i) shall have at the Effective Time, when valued in accordance with the final sentence of subsection (a) of this Section 3.1, a value equal to the Per Share Merger Price and (ii) shall consist of the combination of securities and cash determined pursuant to this Article 3.

            3.2.  Conversion or Cancellation of Shares in the Merger.
                  --------------------------------------------------
Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted or canceled, as the case may be, in the following manner:

            (a)   Company Common Stock.  Each Share (other than shares of
                  --------------------
Company Common Stock held in treasury) shall be converted into a right to receive a portion of the Aggregate

Merger Consideration which (i) has a value, when valued in accordance with the last sentence of Section 3.1(a), equal to the Per Share Merger Price and (ii) consists of cash, Preferred Stock and Purchaser Common Stock in the proportions determined in accordance with Section 3.4.

            (b)   Merger Sub Common Stock.  Each share of Common Stock, par
                  -----------------------
value $.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall constitute one share of Surviving Corporation Common Stock.

            3.3.  Status of Treasury Shares.  At the Effective Time, each
                  -------------------------
share of Company Common Stock, if any, held in treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made with respect thereto.

            3.4.  Holder Consideration Election Rights.
                  ------------------------------------

             (a) Each holder of Company Common Stock will be entitled to submit, in accordance with the procedures set forth in this Section 3.4, a written request (in each case a "Holder Consideration Election") as to all
                                 -----------------------------
the Shares owned by such holder, or multiple written requests each relating to a portion of the Shares owned by such holder, requesting that, subject to the provisions of this Section 3.4:

                  (i) the consideration to be paid in the Merger in respect of the Shares covered by such Holder Consideration Election be Purchaser Common Stock (a "Common Stock Election"); for
                                             ---------------------
                  purposes of determining allocations pursuant to subsection
                  (c) to holders who have made Common Stock Elections, Purchaser Common Stock shall be deemed the "Chosen Consideration" for such holders, Preferred Stock shall be deemed the "Second Form of Consideration" for such holders and cash shall be deemed the "Third Form of Consideration" for such holders; or
                  (ii) the consideration to be paid in the Merger in respect of the Shares covered by such Holder Consideration Election be Preferred Stock (a "Preferred Stock Election"); for
                                         ------------------------
                  purposes of determining allocations pursuant to subsection
                  (c) to holders who have made Preferred Stock Elections, Preferred Stock shall be deemed the "Chosen Consideration" for such holders, Purchaser Common Stock shall be the "Second Form of Consideration" for such holders and cash shall be deemed the "Third Form of Consideration" for such holders; or

                  (iii) the consideration to be paid in the Merger in respect of the Shares covered by such Holder Consideration Election be cash (a "Cash Election"); for purposes of determining
                              -------------
                  allocations pursuant to subsection (c) to holders who have made Cash Elections, cash shall be deemed the "Chosen Consideration" for such holders, Preferred Stock shall be deemed the "Second Form of Consideration" for such holders and Purchaser Common Stock shall be deemed the "Third Form of Consideration" for such holders.

In accordance with the priorities set forth in subsection (b) and the procedures set forth in subsection (c), each holder who has made a valid Holder Consideration Election with respect to some or all Shares owned by it which remains in effect at the Effective Time will receive in the Merger in respect of such Shares consideration in the form of such holder's Chosen Consideration (subject to the availability of such consideration after pro-rating such holder with other holders in accordance with this Section); if there is not a sufficient amount of such holder's Chosen Consideration available (after giving effect to pro-rationing) to satisfy such holder's right to receive consideration in the Merger in respect of such Shares which has a value equal to the Per Share Merger Price (when valued in accordance with the last sentence of Section 3.1(a), such holder will receive additional, successive allocations of such holder's Second Form of Consideration and Third Form of Consideration, until such holder has received such value.

            (b)   Priority of Allocations Based on Chosen Consideration.
                  -----------------------------------------------------
The Aggregate Merger Consideration shall be allocated among holders of Shares, in the manner set forth in subsection (c) of this Section, in the following order of priority:

                  First, as a group, among all holders of Shares who have
                  -----
                  made valid Common Stock Elections that remain in effect at the Effective Time;

                  Second, as a group, among all holders of Shares who have
                  ------
                  made valid Preferred Stock Elections that remain in effect at the Effective Time;

                  Third, as a group, among all holders of Shares who have
                  -----
                  made valid Cash Elections that remain in effect at the Effective Time; and

                  Fourth, as a group, among all holders of Shares who have
                  ------
                  not made any Holder Consideration Election.

            (c)   Manner of Allocation to Each Holder.  Each holder who has
                  -----------------------------------
made a valid Holder Consideration Election with respect to all or a portion of the Shares owned by it which remains in effect at the Effective Time shall have a right to receive in respect of such Shares the following allocations of the Aggregate Merger Consideration:

                  (i)   Allocation of Chosen Consideration.  Such holder
                        ----------------------------------
                        shall have a right to receive in respect of such Shares its Pro Rata Allocation of the Consideration Fund of such holder's Chosen Consideration (after giving effect to the depletion of such Consideration Fund by any allocations granted priority in accordance with subsection (b)).

                 (ii)   Allocation of Second Form of Consideration.  If the
                        ------------------------------------------
                        value of the allocation made to such holder pursuant to clause (i) above (when valued in accordance with the last sentence of Section 3.1(a)) is less than the Per Share Merger Price times the number of Shares owned by such holder and covered by such Holder Consideration Election, such holder shall have a right to receive in respect of such Shares a Pro Rata Allocation of the Consideration Fund of such holder's Second Form of Consideration (after giving effect to any depletion of such Consideration Fund by any allocations granted priority in accordance with subsection (b)) to the extent of the short-fall (an "Unsatisfied Allocation
                                                     ------------------------
                        Short-fall") between (x) the Per Share Merger Price
                        ----------
                        times the number of Shares owned by such holder and covered by such Holder Consideration Election, and (y) the value of the allocation made to such holder pursuant to clause (i) above in respect of such Shares; and

               (iii)    Allocation of Third Form of Consideration.  If the
                        -----------------------------------------
                        total value of the allocations made to such holder pursuant to clauses (i) and (ii) above (when valued in accordance with the last sentence of Section 3.1(a)) is less than the Per Share Merger Price times the number of Shares owned by such holder and covered by such Holder Consideration Election, such holder shall have a right to receive in respect of such Shares a Pro Rata Allocation of the Consideration Fund of such holder's Third Form of Consideration (after giving effect to any depletion of such Consideration Fund by any allocations granted priority in accordance with subsection (b)) to the extent of the Unsatisfied Allocation Short-fall between
                        (x) the Per Share Merger Price times the number of Shares owned by such holder and covered by such Holder Consideration Election, and (y) the value of the allocations made to such holder pursuant to clauses (i) and (ii) above in respect of such Shares.

Each holder for whom no Holder Consideration Election is in effect at the Effective Time shall have a right to receive with respect to its Shares its pro rata allocation of the Aggregate Cash Consideration Fund, the Aggregate Common Stock Fund and the Aggregate Preferred Stock Fund, in each case after giving effect to the depletion of those Consideration Funds by prior allocations to all holders who made Holder Consideration Elections.

            (d) A form pursuant to which each record holder of shares of Company Common Stock may make Holder Consideration Elections and the related letter of transmittal (the "Form of Election") shall be mailed to
                            ----------------
shareholders of record of the Company as of the record date for the Company Shareholders' Meeting and such mailing shall accompany the Proxy Statement/Prospectus mailed to such shareholders in connection with such Meeting. The Company shall also make the Form of Election available at its executive offices and such other places as the Company and the Purchaser deem appropriate to all persons who become stockholders of the Company during the period between such record date and the Election Deadline.

            (e) A Holder Consideration Election will be deemed effectively made only if the Exchange Agent shall have received a Form of Election properly completed and signed, no later than 5:00 P.M. New York City time, on such Business Day determined in accordance with the last sentence of this Section as is announced by the Purchaser (after consultation with the Company) in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted (the "Election Deadline"). The Business Day
                                   -----------------
on which the Election Deadline shall occur shall be a date no earlier than the date of the

Company Shareholders' Meeting and no later than the Effective Time and shall be at least five, and not more than 20, Business Days following the news release set forth above.

            (f) Any holder of Shares who has made one or more effective Holder Consideration Elections as provided in clause (e) may at any time prior to the Election Deadline change or revoke its Holder Consideration Election if such holder submits to the Exchange Agent, and the Exchange Agent receives, prior to the Election Deadline, a revocation or a revised Form of Election properly completed and signed.

            (g) The Purchaser shall, in its discretion, conclusively determine any questions with respect to, and shall have the right to make rules not inconsistent with, the terms of this Agreement, governing the form, terms and conditions of Forms of Election, the revocation and withdrawal of elections, the validity and effectiveness of Holder Consideration Elections and the manner and extent to which they are to be taken into account in making the determinations provided for in this Section 3.4. The Purchaser (or the Exchange Agent at the direction of the Purchaser) may make such changes in the procedures set forth herein for the implementation of elections by the Company shareholders as shall be necessary or desirable to effect the purposes of this Agreement. A Company shareholder shall be deemed to have made no Holder Consideration Election with respect to Shares as to which an invalid or ineffective election has been made.

            3.5.  Status of Options.  On the Offering Pricing Date, the
                  -----------------
Company shall cause the Plan and/or each Option outstanding on such date for the purchase of shares of Company Common Stock granted under any employee stock option or compensation plan or arrangement of the Company and its Subsidiaries (a "Company Option") to be amended in the following respects: (i) each
    --------------
Company Option, whether or not such Company Option is then exercisable, shall become fully vested and exercisable as of the close of business on the Business Day immediately preceding the Closing Date, (ii) each Company Option shall terminate as of the Effective Time unless exercised prior to the Effective Time, and (iii) except with respect to any Company Option granted after the date six months prior to the Closing Date to a person required to file reports under Section 16(a) of the Exchange Act, each holder of a Company Option shall be deemed as of the Offering Pricing Date to have irrevocably exercised in full his Company Option as of the close of business on the Business Day immediately prior to the Closing Date by means of a "cash-less" exercise pursuant to which the Company, when issuing shares of Company Common Stock on exercise, will withhold from such issuance shares with an aggregate value (when valued at the Per Share Merger Price) equal to the exercise price payable upon such exercise, in lieu of the payment by the holder of the exercise price in cash. The amendment of Company Options provided for in this Section shall be conditional upon the consummation of the Merger such that, in the event the Merger is not consummated and this Agreement is terminated, the Company Options shall in all respects revert to the terms in effect prior to the Offering Pricing Date and all notices of exercise deemed given pursuant to this Section shall be null and void. No payment, assumption or conversion shall occur in the Merger with respect to terminated Options. All Shares issued upon exercise of Company Options pursuant to this Section 3.5 shall be deemed issued and outstanding at the Effective Time for purposes of the Merger.

            3.6.  Payment for Shares in the Merger.  The manner of making
                  --------------------------------
payment for and conversion of Shares in the Merger shall be as follows:

            (a) At the Effective Time, the Purchaser shall make available to the Exchange Agent for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, the Aggregate Merger Consideration and such additional funds as may be payable in lieu of fractional Shares pursuant to Section 3.7. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the non-cash consideration to be issued pursuant to Section 3.2 and effect the payments of cash provided for in Section
3.2 out of the Aggregate Merger Consideration. The Aggregate Merger Consideration shall not be used for any other purpose.

            (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the non-cash consideration issuable and the cash consideration payable pursuant to this Article 3, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the cash and non-cash consideration payable pursuant to this Article 3 and any cash in lieu of fractional Preferred Stock or Purchaser Common Stock as contemplated by Section 3.7, with respect to each of the Shares represented thereby. No dividends or other distributions that are declared after the Effective Time on securities issued pursuant to this Article 3 and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive such securities until such Persons surrender their Certificates. Upon such surrender, there shall be paid to the Person in whose name the Preferred Stock and

Purchaser Common Stock is issued pursuant to this Article 3 any dividends or other distributions having a record date after the Effective Time and payable with respect to such securities between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Preferred Stock and Purchaser Common Stock is issued pursuant to this
Article 3 any dividends or other distributions on such securities which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender and such payment shall be made on such payment date. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or any certificate representing Preferred Stock or Purchaser Common Stock issued pursuant to this Article 3 is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Preferred Stock or Purchaser Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Preferred Stock or Purchaser Common Stock issued pursuant to this Article 3 or dividends thereon or, in accordance with Section 3.7, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Preferred Stock or Purchaser Common Stock issued pursuant to this Article 3 and held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such securities for the account of the Persons entitled thereto.

            (c) Certificates surrendered for exchange by any Person constituting a Rule 145 Affiliate of the Company shall not be exchanged for certificates representing Preferred Stock or Purchaser Common Stock until the Purchaser has received a written agreement from such Person as provided in
Section 6.13.

            (d) Any portion of the Aggregate Merger Consideration and the Fractional Securities Fund which remains unclaimed by the former shareholders of the Company for one year after the Effective Time shall be delivered to the Purchaser, upon demand of the Purchaser, and any former shareholders of the Company shall thereafter look only to the Purchaser for payment of their claim for the Share Consideration and the Per Share Cash

Consideration Amount for the Shares or for any cash in lieu of fractional Shares included in Share Consideration.

            3.7.  Fractional Shares.  No fractional shares of any security
                  -----------------
constituting a part of the Share Consideration shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a share of any security included in the Share Consideration upon surrender of Certificates for exchange pursuant to this Article 3 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the Excess Shares representing the aggregation of all fractional interests created pursuant to this Article 3. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of each security included in the Share Consideration delivered to the Exchange Agent by the Purchaser over (ii) the aggregate number of full shares to be distributed to holders of Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders
 -------------
of Shares, shall sell the Excess Shares at the prevailing prices on the Exchange. The sale of the Excess Shares by the Exchange Agent shall be executed on the Exchange through one or more member firms of the Exchange and shall be executed in round lots to the extent practicable. The Purchaser shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former shareholders of the Company, the Exchange Agent will hold such proceeds in trust for such former shareholders (the "Fractional Securities Fund"). As soon as practicable after the
 --------------------------
determination of the amount of cash to be paid to former shareholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former shareholders.

            3.8.  Transfer of Shares after the Effective Time.  No
                  -------------------------------------------
transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

            3.9.  Dividend Rate of Preferred Stock.  The dividend rate
                  --------------------------------
applicable to the Preferred Stock shall initially be set, not earlier than the date 10 Business Days nor later than the date five Business Days prior to the date upon which the Proxy Statement/Prospectus is mailed to shareholders (the "Preferred Pricing Date"), at the Par Trading Rate as determined in the
 ----------------------
joint written opinion of DLJ and R-H. The dividend rate set at the Preferred Pricing Date shall be subject to upward or downward adjustment as of the Offering Pricing Date to a rate which, in the joint written opinion of DLJ and R-H, represents the Par Trading Rate as of the Offering Pricing Date. In the event that DLJ and R-H are unable to agree upon an appropriate dividend rate for the Preferred Stock as of either the Preferred Pricing Date or the Offering Pricing Date, Lazard shall advise the Company and the Purchaser in writing of the rate which, in its opinion, represents the Par Trading Rate as of such date. If the rate specified by Lazard for such security as of either such date is within the high and low rates specified by DLJ and R-H for such security, the rate so specified by Lazard shall be the rate for such security (subject to adjustment as of the Offering Pricing Date as provided above in the case of rates set as of the Preferred Pricing Date). If the rate specified by Lazard for such security is above or below the range of the two rates specified by DLJ and R-H for such security, the nearest of the two rates specified by DLJ and R-H shall be the dividend rate for such security (subject to adjustment as of the Offering Pricing Date as provided above in the case of rates set as of the Preferred Pricing Date).

            3.10.  Closing.  The Closing shall, subject to the terms and
                   -------
conditions set forth herein, including, without limitation, the satisfaction or waiver of the conditions set forth in Article 7, take place at the New York offices of Anderson Kill Olick & Oshinsky, P.C. at the Effective Time, which shall occur at the same time and on the same date (the "Closing Date") as
                                                        ------------
the closing of the sale of Purchaser Common Stock in the Purchaser Common Stock Offering. From and after the Offering Pricing Date, time shall be of the essence in this Agreement.


                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

            Except as otherwise set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to the Purchaser as follows:

            4.1.  Organization of the Company.  The Company is a
                  ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by the Company to be conducted and to own, lease and operate its properties and assets. The Company is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect. Each juris-diction in which the Company is qualified to do business as a foreign corporation is listed in Section 4.1 of the Company Disclosure Schedule. Except for the Company's Subsidiaries, the Company does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by the Company in the ordinary course of business.

            4.2.  Authorization.   The Company has all necessary corporate
                  -------------
power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the Company Shareholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. Subject to Section 6.3, the Board of Directors of the Company has recommended adoption of this Agreement by the shareholders of the Company and directed that this Agreement be submitted to the shareholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3.  Subsidiaries.  Section 4.3 of the Company Disclosure
                  ------------
Schedule sets forth a complete and accurate list of all of the Company's Subsidiaries and indicates the Company's ownership interest in each. Section
4.3 of the Company Disclosure Schedule also sets forth the jurisdiction of incorporation of each of the Company's Subsidiaries, each jurisdiction in which such Subsidiary is qualified, licensed (other than licenses to conduct insurance business) or admitted to do business and the number of shares of capital stock of such Subsidiary authorized and outstanding. Each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own, lease or operate its properties and assets and conduct its business as and to the extent currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and could not reasonably be expected (so far as can be foreseen at the time) to have, a Company Material Adverse Effect, and (ii) is duly qualified, licensed or admitted and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or admission necessary, except where the failure to be so qualified, licensed or admitted does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            4.4.  Capital Stock.
                  -------------

            (a) As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which 5,389,022 shares are issued and outstanding, no shares are held in the treasury of the Company and 534,500 shares are reserved for issuance pursuant to outstanding Options granted under the Company's Plan, 97,000 shares are reserved for issuance pursuant to outstanding warrants and 157,500 shares are reserved for issuance in connection with the acquisition of the minority interests of certain of the Company's Subsidiaries. Except for shares of Company Common Stock issued upon exercise of outstanding Options granted pursuant to the Company's Plan, the outstanding warrants, the acquisition of certain minority interests of the Company's Subsidiaries and except as contemplated by Section 6.1(a), there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance since the date hereof. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this
Section 4.4 and pursuant to this Agreement, there are no outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

            (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company, free and clear of any Liens. There are no (i) outstanding Options obligating the Company or any of its Significant Subsidiaries to issue or sell any shares of capital stock of any Significant Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Significant Subsidiary, wholly owned directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Significant Subsidiary of the Company.

            (c) There are no outstanding contractual obligations of the Company or any Significant Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Significant Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Significant Subsidiary of the Company or any other Person.

            4.5.  Government Approvals; Compliance with Laws and Orders.
                  -----------------------------------------------------

            (a) To the best of the Company's knowledge, the Company and each of its Significant Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by the Company or any Significant Subsidiary of the Company all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Company Permits"), which Company Permits
                                 ---------------
are valid and remain in full force and effect, except where the failure to have obtained such Company Permits or the failure of such Company Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            (b) Neither the Company nor any of its Significant Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Significant Subsidiary of the Company pending or, to the knowledge of the Company, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Company Permit or impair the renewal thereof, except where the invalidity of any such Company Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Significant Subsidiaries is a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Significant Subsidiary of the Company which imposes any material restrictions on or otherwise affects in any material way, the conduct of the insurance business of the Company or any of its Significant Subsidiaries.

            (c) To the best of the Company's knowledge, the Company and its Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            4.6.  Absence of Certain Changes or Events.  Since the Balance
                  ------------------------------------
Sheet Date, to the best of the Company's knowledge (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (iii) neither the Company nor any of its Significant Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 6.1. Without limiting the generality of the foregoing, since the Balance Sheet Date except as disclosed in Company SEC Reports filed prior to the date hereof and as disclosed in the Company Disclosure Schedule, there has not been any:

            (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of the Company or any of its Subsidiaries, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Company Material Adverse Effect;

            (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Company Employee whose total cash compensation for services rendered to the Company or any of its Subsidiaries is currently at an annual rate of more than $100,000, (ii) except in the ordinary course of business consistent with past practice bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Company Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Company Employee
provided, however, that any employee welfare, pension, retirement,
--------  -------
profit-sharing or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Company Employee pursuant to the existing plans and arrangements described in benefit plans and arrangements described in Section 4.15 of the Company Disclosure Schedule shall be permitted, or (iv)new employment agreement to which the Company or any of its Subsidiaries is a party;

            (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefit plans, arrangements or practices described in Section 4.14 of the Company Disclosure Schedule affecting Company Employees other than (i) contributions made for 1994 or 1995 in accordance with the normal practices of the Company or its Subsidiaries or (ii) the extension of coverage to other Company Employees who became eligible after the Balance Sheet Date;

            (d) sale, assignment or transfer of any of the assets of the Company or any of its Subsidiaries, which are material, singly or in the aggregate to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course;

            (e) cancellation of any indebtedness or waiver of any rights of substantial value to the Company and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business;

            (f) amendment, cancellation or termination of any Contract, license or other instrument material to the Company and its Subsidiaries, taken as a whole;

            (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company or any of its Subsidiaries, involving payments in excess of $50,000 in any 12 month period or $250,000 in the aggregate;

            (h) failure to repay when due any material obligation of the Company or any of its Subsidiaries, except in the ordinary course of business or where such failure could not have a Company Material Adverse Effect;

            (i) material change in accounting methods or practices by the Company or any of its Subsidiaries affecting their respective assets, liabilities or business;

            (j) material revaluation by the Company or any of its Subsidiaries of any of their respective assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

            (k) damage, destruction or loss (whether or not covered by insurance) having a Company Material Adverse Effect;

            (l) mortgage, pledge or other encumbrance of any assets of the Company or any of its Subsidiaries, which are material, singly or in the aggregate, to the Company and its Subsidiaries taken as a whole except purchase money mortgages arising in the ordinary course of business;

            (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's equity securities;

            (n) issuance by the Company or any of its Subsidiaries of, or commitment of the Company or any of its Subsidiaries to issue, any shares of capital stock or other equity securities or Options other than the issuance of Company Common Stock upon the exercise of Options as provided in Section 3.5;

            (o) indebtedness incurred by the Company or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by the Company or any of its Subsidiaries, or any loans made or agreed to be made by the Company or any of its Subsidiaries;

            (p) liabilities incurred involving $250,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

            (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i)in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii)of other liabilities involving not more than $250,000 singly and not more than $750,000 in the aggregate; or

            (r) agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

            4.7.  Compliance with Contracts and Commitments.
                  -----------------------------------------

            (a) Section 4.7 of the Company Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, required to be described in the Company SEC Reports or filed as exhibits thereto pursuant to the Exchange Act. Each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any other party thereto has breached or is in default thereunder, (ii)to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of the Company's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary of the Company is in violation of any term of (i) its charter, by-laws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii)any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            4.8.  Non-Contravention; Approvals and Consents.
                  -----------------------------------------

            (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws (or other comparable charter document) of the Company or any of its Subsidiaries, or (ii) subject to the obtaining of the Company Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders, of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            (b) Except for (i) the filing of a premerger notification report by the Company under the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act, (iii) the filing of the Certificate of Merger and other appropriate merger documents required by the TBCA and the DGCL with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, respectively and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iv) any filings required to be made with the Tennessee State Department of Commerce and Insurance and any other regulatory authority in each jurisdiction in which the Company or any of its Subsidiaries conducts insurance business, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            4.9.  Litigation.  Except as disclosed in Section 4.9 of the
                  ----------
Company Disclosure Schedule there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any Company Employee Plan or Company Benefit Arrangement), or any property of the Company or any such Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

            4.10.  Labor Matters.  The Company is in material compliance
                   -------------
with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto.

            4.11.  Absence of Undisclosed Liabilities.  The Company has no
                   ----------------------------------
liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

            4.12.  No Brokers.  Neither the Company nor any Subsidiary or
                   ----------
affiliate of the Company has entered into or will enter into any Contract or understanding, whether oral or written, with any Person other than R-H which will result in the obligation of the Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            4.13.  No Other Agreements to Sell the Assets or the Company.
                   -----------------------------------------------------
Neither the Company nor any Significant Subsidiary has any legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of the Company or any of its Significant Subsidiaries or to effect any merger, consolidation or other reorganization of the Company or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

            4.14.  Employee Benefit Plans.
                   ----------------------

            (a) The Company Disclosure Schedule sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, established by the Company, any of its Significant Subsidiaries, or any ERISA Affiliate or under which the Company, any of its Significant Subsidiaries, or any ERISA Affiliate contributes or under which any Employees of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to the Company, any of its Significant Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of the Company or any of its Significant Subsidiaries (each, a "Company Employee Plan"), and
                                              ---------------------
(ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Company Employees or any beneficiaries or dependents of any Company Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of the Company or any Significant Subsidiary (each, a "Company
                                                                --------
Benefit Arrangement").  Any such Company Employee Plans or Company Benefit
-------------------
Arrangements maintained for any officer, director or employee of a Subsidiary of the Company that is not a Significant Subsidiary are not in the aggregate material to the Company and its Significant Subsidiaries taken as a whole. The Company Disclosure Schedule also (i) sets forth a true and complete list of each Company Employee Plan maintained by the Company, any ERISA Affiliate, or any of its Significant Subsidiaries, during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA,
(ii) identifies each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code, and (iii) identifies the Company Employee Plans and Company Benefit Arrangements that are maintained, respectively, by each of the Company and its Significant Subsidiaries. The Company has made available to the Purchaser with respect to each Company Employee Plan and Company Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Company Employee Plan or Company Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Company Employee Plan or Company Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including without limitation, any such reports relating to any health or medical plan;
(iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such Company Employee Plans and Company Benefit Arrangements not so provided are not in the aggregate material to the Company and its Subsidiaries taken as a whole.

            (b) Each Company Employee Plan and Company Benefit Arrangement has been established and maintained in all material respects substantially in accordance with its terms and substantially in compliance with all applicable laws, including, but not limited to, ERISA and the Code where the failure to comply with such terms or laws would have a Company Material Adverse Effect.
To the best of the Company's knowledge, neither the Company nor any of its Significant Subsidiaries nor any of their respective Employees nor any other disqualified person or party-in-interest with respect to any Company Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or Section 406 of ERISA, with respect to which the Company or its Significant Subsidiaries could have or has any material liability. All contributions required to be made to the Company Employee Plans and Company Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely the liability resulting therefrom is not material. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification and to the Company's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither the Company, any ERISA Affiliate nor any Significant Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

            (c) Neither the Company, any ERISA Affiliate nor any Significant Subsidiary has ever maintained, sponsored or contributed to any employee plan that is or was subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

            (d) Neither the Company, any ERISA Affiliate nor any Significant Subsidiary has ever maintained or sponsored or contributed to any employee pension benefit plan.

            (e) Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of the Company's knowledge, neither the Company nor any Significant Subsidiary has any liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or to the extent the Company or any Significant Subsidiary has any such liability, such liability is not material.

            (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Company Employee Plan or Company Benefit Arrangement.

            (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Company Employee Plan or Company Benefit arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, (other than coverage mandated by Section 4980B of the Code.)

            (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of the Company or any of its Significant Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to the Company's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or any of its Significant Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to the Company's knowledge, threatened, against the Company or any of its Significant Subsidiaries, nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the Company or any of its Significant Subsidiaries at any time within two years of the date of this Agreement.

            (i) Neither the Company, nor any Significant Subsidiary has scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any Company Employee Plan or Company Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between the Company, any Subsidiary, or any ERISA Affiliate and any Employee.

            4.15.  S-4 Registration Statement and Proxy Statement/Prospectus.
                   ---------------------------------------------------------

            (a) The Proxy Statement/Prospectus relating to the Company Shareholders' Meeting, as amended or supplemented from time to time, and any other documents, including without limitation, the S-4 Registration Statement, to be filed with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement/Prospectus, at the date it is mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading insofar as the information therein relates to the Company. The Proxy Statement/Prospectus and any such other documents filed by the Company with the SEC under the Exchange

Act will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

            (b) Neither the information supplied or to be supplied by or on behalf of the Company for inclusion, nor the information incorporated by reference from documents filed by the Company with the SEC, in any document to be filed by the Purchaser with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company in connection with the Merger, the Purchaser Common Stock Offering or any other transaction contemplated hereby will on the date of its filing contain, to the best of the Company's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            4.16.  Tax Matters.  To the best of the Company's knowledge,
                   -----------
the Company Taxpayers have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Company Taxpayers before such payment became delinquent. To the best of the Company's knowledge, the Company has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Company Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

            The consolidated federal income tax returns of the Company and its predecessors and the federal income tax returns of each Subsidiary of the Company whose results of operations are not consolidated in the federal income tax returns of the Company, have not been examined by the Internal Revenue Service for any periods since their inception. There are no audits known by the Company to be pending of the Company's tax returns, and there are no claims which have been or may be asserted relating to any of the Company's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. There have been no waivers of statutes of limitations by the Company.

            None of the Company Taxpayers has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Company's assets or property, and no property of the Company is property which the Purchaser or the Company is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. The Company is not a party to any tax-sharing agreement or similar arrangement with any other party.

            For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

            4.17.  Reports and Financial Statements.  The Company has filed
                   --------------------------------
with the SEC all Company SEC Reports and has previously made available to the Purchaser true and complete copies of all the Company SEC Reports. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) to the best of the Company's knowledge, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements")
                                          ----------------------------
complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and, to the best of the Company's knowledge, fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to result in a Company Material Adverse Effect) the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

            4.18.  Payments.  The Company has not, directly or indirectly,
                   --------
paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

            4.19.  Information Supplied.  The financial and other
                   --------------------
information provided to the Purchaser by or on behalf of the Company on or prior to the date hereof and listed on the Company Disclosure Schedule at
Section 4.19 of such Schedule relating to (i)loans of the Company or its Subsidiaries secured by an interest in real property, (ii) the reserves and other amounts of liabilities or obligations of the Company and its Subsidiaries in respect of insurance contracts, annuity contracts and guaranteed interest contracts as established or reflected on the books and records of the Company and its Subsidiaries and (iii) reinsurance, retrocession, coinsurance and similar contracts was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Company to the Purchaser prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of the Company's knowledge, the information listed on Company Disclosure Schedule at Section 4.19 thereof which was provided to the Purchaser by the Company with respect to the business, operations and financial condition of the Company is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Company to the Purchaser prior to the date hereof).

            4.20.  Other Reports.  Since January 1, 1991, to the best of
                   -------------
the Company's knowledge, the Company and each insurance Subsidiary of the Company has filed all required forms, reports and documents required to be filed with the applicable state commissioners or superintendents of insurance, and any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of the Company or any insurance Subsidiary), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and to the best of the Company's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            4.21.  Vote Required.  The affirmative vote of the holders
                   -------------
of record of a majority of the outstanding shares of Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

            4.22.  Chapter 35 of the TBCA.  The provisions of Sections
                   ----------------------
48-35-101 et seq. of the TBCA will not apply to this Agreement, the
             ---
Merger or the other transactions contemplated hereby.

            4.23.  Fairness Opinions.  The Company has received the oral
                   -----------------
opinion of R-H to the effect that the consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair from a financial point of view to such holders.


                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                      OF THE PURCHASER AND THE MERGER SUB
                      -----------------------------------

            Except as otherwise set forth in the Purchaser Disclosure Schedule, the Purchaser and the Merger Sub hereby represent and warrant to the Company as follows:

            5.1.  Organization of the Purchaser and the Merger Sub.  Each
                  ------------------------------------------------
of the Purchaser and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by the Purchaser to be conducted and to own, lease and operate its properties and assets. The Purchaser is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. Each jurisdiction in which the Purchaser is qualified to do business as a foreign corporation is listed in Section 5.1 of the Purchaser Disclosure Schedule. Except for the Purchaser's Subsidiaries, the Purchaser does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by the Purchaser in the ordinary course of business.

            5.2.  Authorization.   Each of the Purchaser and the Merger Sub
                  -------------
has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the Purchaser's Stockholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the Merger Sub and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Purchaser and the Merger Sub, respectively. The Board of Directors of the Purchaser has recommended adoption of this Agreement by the stockholders of the Purchaser and directed that this Agreement be submitted to the stockholders of the Purchaser for their consideration, and no other corporate proceedings on the part of the Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, other than obtaining the Purchaser's Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Purchaser and the Merger Sub and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser and the Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.3.  Subsidiaries.  Section 5.3 of the Purchaser Disclosure
                  ------------
Schedule sets forth a complete and accurate list of all of the Purchaser's Subsidiaries, and indicates the Company's ownership interest in each. Section
5.3 of the Purchaser Disclosure Schedule also sets forth the jurisdiction of incorporation of each of the Purchaser's Subsidiaries, each jurisdiction in which such Subsidiary is qualified, licensed (other than licenses to conduct insurance business) or admitted to do business and the number of shares of capital stock of such Subsidiary authorized and outstanding. Each Subsidiary of the Purchaser (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own, lease or operate its properties and assets and conduct its business as and to the extent currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and could not reasonably be expected (so far as can be foreseen at the time) to have, a Purchaser Material Adverse Effect, and (ii) is duly qualified, licensed or admitted and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or admission necessary, except where the failure to be so qualified, licensed or admitted does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            5.4.  Capital Stock.
                  -------------

            (a) As of the date hereof, the authorized capital stock of the Purchaser consists solely of 20,000,000 shares of Purchaser Common Stock, of which 15,360,255 shares are issued and outstanding, 10,639 shares are held in the treasury of the Purchaser and 1,271,537 shares are reserved for issuance pursuant to outstanding Options and 10,000,000 shares of preferred stock, none of which are issued or outstanding. Except for shares of Purchaser Common Stock to be issued upon exercise of outstanding Options and except as contemplated by Section 6.6, there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of Purchaser Common Stock or material change in the number of shares of Purchaser Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of Purchaser Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.
Except as described in this Section 5.4, there are no outstanding Options obligating the Purchaser or any of its Subsidiaries to issue or sell any shares of capital stock of the Purchaser or to grant, extend or enter into any Option with respect thereto.

            (b) Except as disclosed in the Purchaser SEC Reports filed prior to the date hereof, all of the outstanding shares of capital stock of each Subsidiary of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Purchaser or a Subsidiary of the Purchaser, free and clear of any Liens. There are no (i) outstanding Options obligating the Purchaser or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Purchaser or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Purchaser or any of its Wholly-Owned Subsidiaries with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Purchaser.

            (c) There are no outstanding contractual obligations of the Purchaser or any Subsidiary of the Purchaser to repurchase, redeem or otherwise acquire any material number of shares of Purchaser Common Stock or any capital stock of any Subsidiary of the Purchaser or to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Purchaser or any other Person.

            5.5.  Government Approvals; Compliance with Laws and Orders.
                  -----------------------------------------------------

            (a) To the best of the Purchaser's knowledge, the Purchaser and each of its Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Purchaser Permits"), which Purchaser Permits are
                          -----------------
valid and remain in full force and effect, except where the failure to have obtained such Purchaser Permits or the failure of such Purchaser Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. The Purchaser and its Subsidiaries are in compliance with the terms of the Purchaser Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            (b) Neither the Purchaser nor any of its Significant Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser pending or, to the knowledge of the Purchaser, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Purchaser Permit or impair the renewal thereof, except where the invalidity of any such Purchaser Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. As of the date hereof, neither the Purchaser nor any of its Significant Subsidiaries is a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser which imposes any material restrictions on or otherwise affects in any material way, the conduct of the insurance business of the Purchaser or any of its Significant Subsidiaries.

            (c) To the best of the Purchaser's knowledge, the Purchaser and its Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            5.6.  Authorization for Preferred Stock and Additional Purchaser
                  -----------------------------------------------------------
Common Stock. Prior to the Effective Time, the Purchaser will have taken all
------------
necessary action to permit it to issue the number of shares of Preferred Stock and shares of Purchaser Common Stock required to be issued pursuant to Article
3.  The shares of Preferred Stock and Purchaser Common Stock issued pursuant to
Article 3 will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of the Purchaser will have any preemptive right of subscription or purchase in respect thereof. The shares of Preferred Stock and Purchaser Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will be approved for listing upon official notice issuance by the Exchange.

            5.7.  Absence of Certain Changes or Events.  Since the Balance
                  ------------------------------------
Sheet Date (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, a Purchaser Material Adverse Effect, (ii) the Purchaser and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (iii) neither the Purchaser nor any of its Significant Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 6.2. Without limiting the generality of the foregoing, since the Balance Sheet Date except as described in the Purchaser SEC Reports filed prior to the date of this Agreement or as disclosed in the Purchaser Disclosure Schedule, there has not been any:

            (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of the Purchaser or any of its Subsidiaries, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Purchaser Material Adverse Effect.

            (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Purchaser Employee whose total cash compensation for services rendered to the Purchaser or any of its Subsidiaries is currently at an annual rate of more than $350,000, (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Purchaser Employees, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Purchaser or any of its Subsidiaries for any Purchaser Employee except pursuant to the existing plans and arrangements described in the Purchaser Disclosure Schedule or (iv)new employment agreement to which the Purchaser or any of its Subsidiaries is a party;

            (c) addition to or modification of the employee benefit plans, arrangements or practices described in the Purchaser Disclosure Schedule affecting Purchaser Employees other than (i) contributions made for 1994 or 1995 in accordance with the normal practices of the Purchaser or its Subsidiaries or (ii) the extension of coverage to other Purchaser Employees who became eligible after the Balance Sheet Date;

            (d) sale, assignment or transfer of any of the assets of the Purchaser or any of its Subsidiaries, which are material singly or in the aggregate to the Purchaser and its Subsidiaries, taken as a whole, other than in the ordinary course;

            (e) cancellation of any indebtedness or waiver of any rights of substantial value to the Purchaser and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business;

            (f) amendment, cancellation or termination of any Contract, license or other instrument material to the Purchaser and its Subsidiaries, taken as a whole;

            (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Purchaser or any of its Subsidiaries, involving payments in excess of $350,000 in any 12 month period or $1,000,000 in the aggregate;

            (h) failure to repay when due any material obligation of the Purchaser or any of its Subsidiaries, except in the ordinary course of business or where such failure could not have a Purchaser Material Adverse Effect;

            (i) material change in accounting methods or practices by the Purchaser or any of its Subsidiaries affecting their respective assets, liabilities or business;

            (j) except in connection with the transactions contemplated by the Merger, material revaluation by the Purchaser or any of its Subsidiaries of any of their respective assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to the Purchaser and its Subsidiaries, taken as a whole;

            (k) damage, destruction or loss (whether or not covered by insurance) having a Purchaser Material Adverse Effect on the properties, business or prospects of the Purchaser and its Subsidiaries, taken as a whole;

            (l) mortgage, pledge or other encumbrance of any assets of the Purchaser or any of its Subsidiaries, which are material singly or in the aggregate, to the Purchaser and its Subsidiaries, taken as a whole, except purchase money mortgages arising in the ordinary course of business;

            (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Purchaser or any redemption, purchase or other acquisition of any of the Purchaser's equity securities;

            (n) except in connection with the transactions contemplated by the Merger, issuance by the Purchaser or any of its Subsidiaries of, or commitment of the Purchaser or any of its Subsidiaries to issue, any shares of capital stock or other equity securities or Options;

            (o) indebtedness incurred by the Purchaser or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by the Purchaser or any of its Subsidiaries, or any loans made or agreed to be made by the Purchaser or any of its Subsidiaries;

            (p) liabilities incurred involving $1,000,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course consistent with past practices;

            (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i)in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii)of other liabilities involving not more than $1,000,000 singly and not more than $2,000,000 in the aggregate; or

            (r) agreement or commitment by the Purchaser or any of its Subsidiaries to do any of the foregoing.

            5.8.  Compliance with Contracts and Commitments.
                  -----------------------------------------

            (a) Each material Contract to which the Purchaser is a party is in full force and effect and (i) to the best of the Purchaser's knowledge, none of the Purchaser or any of its Subsidiaries or any other party thereto, has breached or is in default thereunder, (ii) to the best of the Purchaser's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) no claim of material default thereunder has, to the knowledge of the Purchaser, been asserted or threatened and

(iv) none of the Purchaser or any of its Subsidiaries or, to the knowledge of the Purchaser, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            (b) Neither the Purchaser nor any Subsidiary of the Purchaser is in violation of any term of (i) its charter, by-laws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii)any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            5.9.  Non-Contravention; Approvals and Consents.
                  -----------------------------------------

            (a) The execution and delivery of this Agreement by the Purchaser do not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws (or other comparable charter document) of the Purchaser (assuming Purchaser Stockholder Approval) or any of its Subsidiaries,
(ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders, of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser, applicable to the Purchaser or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contract to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

            (b) Except for (i) the filing of a premerger notification report by the Purchaser under the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the SEC and the AMEX and NASDAQ pursuant to the Exchange Act and applying for listing of the Share Consideration on an Exchange, (iii) the filing of the Certificate of Merger and other appropriate merger documents required by the TBCA and the DGCL with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, respectively, and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing of a registration statement with the SEC and any "blue sky" or similar filings in connection with the Purchaser Common Stock Offering and (v) the making of any required filings with the California Department of Insurance and Banking Department, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser, or any Contract to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

            5.10.  Litigation.  There are no actions, suits, arbitrations,
                   ----------
investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Subsidiaries (or any Purchaser Employee Plan or Purchaser Benefit Arrangement), or any property of the Purchaser or any such Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

            5.11.  Labor Matters.  The Purchaser is in material compliance
                   -------------
with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. To the best of the

Purchaser's knowledge, there is no unfair labor practice charge or complaint against the Purchaser pending before the National Labor Relations Board or any other governmental agency arising out of the Purchaser's activities, and the Purchaser has no knowledge of any facts or information which would give rise thereto.

            5.12.  Absence of Undisclosed Liabilities.  The Purchaser has
                   ----------------------------------
no known liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Purchaser Material Adverse Effect.

            5.13.  No Brokers.  Neither the Purchaser nor any Subsidiary or
                   ----------
affiliate of the Purchaser has entered into or will enter into any Contract or understanding, whether oral or written, with any Person other than Stephens and DLJ which will result in the obligation of the Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            5.14.  No Other Agreements to Merge.  Except as disclosed in
                   ----------------------------
the SEC Reports, neither the Purchaser nor any Significant Subsidiary thereof has any legal obligation, absolute or contingent, to any other person to effect any merger, consolidation or other reorganization of the Purchaser or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

            5.15.  S-4 Registration Statement and Proxy Statement/Prospectus.
                   ---------------------------------------------------------

            (a) The Proxy Statement/Prospectus relating to the Purchaser Stockholders' Meeting, as amended or supplemented from time to time, and any other documents, including without limitation, the S-4 Registration Statement, to be filed with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement/Prospectus, at the date it is mailed to stockholders, at the time of the Purchaser Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, insofar as the information therein relates to the Purchaser. The Proxy Statement/Prospectus and any such other documents filed by the Purchaser with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.
            (b) Neither the information supplied or to be supplied by or on behalf of the Purchaser for inclusion, nor the information incorporated by reference from documents filed by the Purchaser with the SEC, in any document to be filed by the Company or any of its Subsidiaries with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser in connection with the Merger, the Purchaser Common Stock Offering contemplated in Section 6.6 or any other transaction contemplated hereby will on the date of its filing contain, to the best of the Purchaser's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            5.16.  Tax Matters.  To the best of the Purchaser's knowledge,
                   -----------
since August 15, 1990, the Purchaser Taxpayers have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Purchaser Taxpayers before such payment became delinquent. To the best of Purchaser's knowledge, the Purchaser has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Purchaser Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

            The consolidated federal income tax returns of the Purchaser and its predecessors and the federal income tax returns of each Subsidiary of the Purchaser whose results of operations are not consolidated in the federal income tax returns of the Purchaser, have not been examined by the Internal Revenue Service for any periods since August 1990. There are no audits known by the Purchaser to be pending of the Purchaser's tax returns, and there are no claims which have been or may be asserted relating to any of the Purchaser's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any material deficiency which could reasonably be expected to result in, individually or in the aggregate, a Purchaser Material Adverse Effect. There have been no waivers of statutes of limitations by the Purchaser.

            None of the Purchaser Taxpayers has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section

341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Purchaser's assets or property, no property of the Purchaser is property which the Purchaser or the Company is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. The Purchaser is not a party to any tax-sharing agreement or similar arrangement with any other party.

            5.17.  Reports and Financial Statements.  The Purchaser has
                   --------------------------------
filed with the SEC all Purchaser SEC Reports and has made available to the Company true and complete copies of all the Purchaser SEC Reports. As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) to the best of the Purchaser's knowledge, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the "Purchaser Financial
                                            --------------------
Statements") complied as to form in all material respects with the published
----------
rules and regulations of the SEC with respect thereto, and, to the best of the Purchaser's knowledge, fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to be material or to result in a Purchaser Material Adverse Effect) the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of the Purchaser is treated as a consolidated subsidiary of the Purchaser in the Purchaser Financial Statements for all periods covered thereby.

            5.18.  Payments.  The Purchaser has not, directly or
                   --------
indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Purchaser, which the Purchaser knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Purchaser has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

            5.19.  Information Supplied.  The financial and other
                   --------------------
information provided to the Company by or on behalf of the Purchaser on or prior to the date hereof and listed on the Purchaser Disclosure Schedule at
Section 5.19 of such Schedule relating to the business, assets, liabilities and business prospects of the Purchaser was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Purchaser to the Company prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best knowledge of the Purchaser, the information provided to the Company by the Purchaser with respect to the business, operations and financial condition of the Purchaser is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Purchaser to the Company prior to the date hereof).

            5.20.  Other Reports.  Since January 1, 1991, the Purchaser and
                   -------------
each Subsidiary of the Purchaser has filed all required forms, reports and documents required to be filed with the applicable state commissioners or superintendents of insurance and, since March 26, 1993, banking, and any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Subsidiary of the Purchaser (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of the Purchaser or any insurance Subsidiary), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and, to the best of the Purchaser's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            5.21.  Fairness Opinion.  The Purchaser has received oral
                   ----------------
advice as to the proposed fairness of the Merger from a financial point of view to the Purchaser and its stockholders.

            5.22.  Employee Benefit Plans.  Purchaser, its Significant
                   ----------------------
Subsidiaries and its ERISA Affiliates are in compliance with all laws relating to Purchaser Benefit Arrangements and Purchaser Employee Plans, including, without limitation, ERISA and the Internal Revenue Code, except where the failure to comply would not have a Purchaser Material Adverse Effect and none of Purchaser, its Significant Subsidiaries or

ERISA Affiliates has any liability to or in respect of any such Purchaser Benefit Arrangements and Purchaser Employee Plans, including, without limitation, any liability under Part 4 of Title I or Title IV of ERISA or under the Code, that could have a Purchaser Material Adverse Effect and to the best of the knowledge of Purchaser, no event has occurred or is likely to occur that would result in any such liability.

            5.23.  Vote Required.     The affirmative vote of the holders
                   -------------
of record of at least a majority of the outstanding shares of Purchaser Common Stock with respect to the adoption of this Agreement and ratification of Preferred Stock terms is the only vote of the holders of any class or series of the capital stock of the Purchaser required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.


                                   ARTICLE 6

            ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES
            --------------------------------------------------

            6.1.  Conduct of the Business of the Company.  Except as
                  --------------------------------------
expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time: (i) the Company will, and will cause each of its Subsidiaries to, conduct its business only in, and the Company will not take, and will cause each of its Subsidiaries not to take, any action except in, the ordinary course consistent with past practice, (ii) the Company will not, and the Company will cause each of its Subsidiaries not to, enter into any material transaction other than in the ordinary course of business consistent with past practice and
(iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, the Company will, and will cause each of its Subsidiaries to, preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, the Company will not and will not permit any of its Subsidiaries to, without the prior written consent of the Purchaser (except to the extent set forth in the Company Disclosure Schedule):

            (a) except for (i) 534,500 shares of Company Common Stock reserved for issuance upon exercise of Company Options outstanding as of the date hereof or issuable pursuant to additional Company Options which may be granted after the date hereof but prior to the Effective Time (ii) 97,000 shares of Company Common Stock reserved for issuance pursuant to warrants and (ii) 157,500 additional shares of Company Common Stock which may be issued after the date hereof but prior to the Effective Time in connection with the acquisition of minority interests in certain Subsidiaries of the Company, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

            (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities (including the Shares) or any Option with respect thereto;

            (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

            (d) (i) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present that, in the aggregate, result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole; (iii) enter into any new or amend any existing employment agreement with any such director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice, that, in the aggregate, do not and will not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, (iv) enter into any new or amend any existing severance agreement with any such director, officer or employee, except as permitted in the Company Disclosure Schedule and except for severance agreements in the ordinary course of business consistent with past practice, that in the aggregate do not and will not result in a material increase in the benefits or compensation expense to the Company and its Subsidiaries taken as a whole, or (v) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder, except for plans, arrangements or amendments in the ordinary course of business consistent with past practice, that, in the aggregate do not result in a material increase in the benefits or compensation expense to the Company and its Subsidiaries taken as whole;

            (e) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of the Company or any of its Subsidiaries;

            (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger, and other than such of the foregoing with respect to any subsidiary of the Company as do not change the beneficial ownership interest of the Company in such Subsidiary);

            (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course and consistent with past practice, any other assets;

            (h) adopt or propose any amendments to its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company;

            (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $1,000,000 of additional borrowings after the date hereof), (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice,
(y) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or any Wholly Owned Subsidiary of the Company) or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

            (j) make any change in the lines of business in which it participates or is engaged;

            (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company or its Subsidiaries;

            (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $500,000 per year which is not cancelable without penalty on 30 days' or less notice; or

            (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority;

            (n) other than dispositions of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

            (o) take any action that would cause any representations set forth in Article 4 not to be true in all material respects from and after the date hereof until the Effective Time;

            (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

            (q) in the event that a claim is made for damage, which damage would have a Company Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify the Purchaser of the pendency of such a claim;

            (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of the Company or any of its Subsidiaries, except to the extent that such breach would not have a Company Material Adverse Effect;

            (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have a Company Material Adverse Effect; or

            (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

            6.2.  Conduct of the Business of the Purchaser.  Except as
                  ----------------------------------------
expressly contemplated by this Agreement or as set forth in the Purchaser Disclosure Schedule, during the period from the date of this Agreement to the Effective Time: (i) the Purchaser will, and will cause each of its Subsidiaries to, conduct its business only in, and the Purchaser will not take, and will cause each of its Subsidiaries not to take, any action except in, the ordinary course consistent with past practice, (ii) the Purchaser will not, and the Purchaser will cause each of its Subsidiaries not to, enter into any material transaction other than in the ordinary course of business consistent with past practice and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, the Purchaser will, and will cause each of its Subsidiaries to, preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement or as set forth in the Purchaser Disclosure Schedule, prior to the Effective Time, the Purchaser will not and will not permit any of its Subsidiaries to, without the prior written consent of the Company, which consent may not be withheld unless the action in question would have or could reasonably be expected to have a Purchaser Material Adverse
Effect:

            (a) except for 2,772,637 shares of Purchaser Common Stock reserved for issuance upon exercise of options outstanding as of the date hereof or granted under existing plans or arrangements after the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the shares of Purchaser Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares of Purchaser Common Stock outstanding on the date hereof;

            (b) directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities (including the shares of Purchaser Common Stock) or any Option with respect thereto;

            (c) other than pursuant to the Purchaser Common Stock Offering or the Merger, split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such;

            (d) (i) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Purchaser and its Subsidiaries taken as a whole,
(ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Purchaser and its Subsidiaries taken as a whole,
(iii) enter into any new or amend any existing employment agreement with any such director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice, that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Purchaser and its Subsidiaries taken as a whole,
(iv) enter into any new or amend any existing severance agreement with any such director, officer or employee, except as permitted in the Purchaser Disclosure Schedule or (v) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

            (e) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of the Purchaser or any of its Subsidiaries;

            (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Purchaser or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger, and other than such of the foregoing with respect to any Subsidiary of the Purchaser as do not change the beneficial ownership interest of the Purchaser in such Subsidiary);

            (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course and consistent with past practice, any other assets;

            (h) adopt or propose any amendments to its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Purchaser;

            (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course or borrowings used to fund the Capital Contribution, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Purchaser or any Wholly Owned Subsidiary of the Purchaser) or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

            (j) make any change in the lines of business in which it participates or is engaged;

            (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Purchaser or its Subsidiaries;

            (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $1,000,000 per year which is not cancelable without penalty on 30 days' or less notice; or

            (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority;

            (n) other than dispositions of assets which are not, individually or in the aggregate, material to the Purchaser and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

            (o) take any action that would cause any representations set forth in Article 5 not to be true in all material respects from and after the date hereof until the Effective Time;

            (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

            (q) in the event that a claim is made for damage, which damage would have a Purchaser Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify the Company of the pendency of such a claim;

            (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of the Purchaser or any of its Subsidiaries, except to the extent that such breach would not have a Purchaser Material Adverse Effect;

            (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have a Purchaser Material Adverse Effect;

            (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

            6.3.  No Solicitation; Transaction Moratorium.
                  ---------------------------------------

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting
                                  --------------
for or on behalf of it or any of its Subsidiaries to, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction by any Person or group (a "Potential Acquiror"); provided,
                                      --------------------   --------
however, that (i) the Company may furnish or cause to be furnished
-------
information concerning the Company and its businesses, properties or assets to a Potential Acquiror (provided that such information is supplied on terms, including confidentiality terms, substantially similar to those set forth in the Confidentiality Letter dated January 19, 1996, between the Purchaser and the Company), (ii) the Company may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, the Company may take and disclose to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to the Company's shareholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction the Board of Directors may withdraw or modify its recommendation to the Company's shareholders contemplated by Section 6.4 and thereby elect to terminate this Agreement pursuant to Section 8.1(a), but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall conclude in good faith on the basis of written advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. As used in this Agreement, "Acquisition
                                                             ------------
Transaction" means any merger, consolidation or other business combination
-----------
involving the Company or any of its Significant Subsidiaries or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement.

            (b) If at any time the Company or any Representative of the Company provides a Significant Response (as defined below) to any inquiry or solicitation by a Potential Acquiror, the Company shall immediately deliver to the Purchaser a written notice advising Purchaser of the fact that such Significant Response has been given. As a consequence of the delivery of such notice all duties and obligations of the Purchaser hereunder shall be suspended during the Transaction Moratorium Period. "Transaction Moratorium Period"
                                            -----------------------------
means a period beginning on the date of such notice and ending on the date of Purchaser's receipt of a written notice signed by the President of the Company certifying that all discussions and contacts between the Company and its Representatives, on one hand, and the Potential Acquiror to whom the Company had provided a Significant Response and any Representatives or Affiliates thereof, on the other, have ended and are not expected to resume. In the event that a Transaction Moratorium Period continues for a period in excess of 30 days, the Purchaser may, at any time prior to its receipt of a notice terminating such Transaction Moratorium Period, terminate this Agreement pursuant to Section 8.1(a). If the Company delivers a notice of Significant Response, the Final Termination Date and each of the dates set forth herein as relating to or affecting a date by which the Purchaser is required to perform duties and obligations hereunder shall in each case be extended on a day-for-day basis for each day in any Transaction Moratorium Period. "Significant Response" means any action by the Company or any of its
 --------------------
Representatives in response to an inquiry, solicitation or request for documents or other information received by the Company from a Potential Acquiror other than participation by the Company in a preliminary discussion or discussions with such Potential Acquiror or any Representative thereof and shall include, without limitation, (i) any action by the Company or any of its Representatives to provide a Potential Acquiror information regarding the Company other than publicly available information, (ii) any execution by the Company and a Potential Acquiror of a confidentiality agreement relating to information about the Company and (iii) any participation by the Company or any of its Representatives in substantive discussions regarding the terms and conditions of an Acquisition Transaction or regarding a term sheet or similar document relating to an Acquisition Transaction.

            6.4.  Meetings of Shareholders.
                  ------------------------

            (a) Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised in writing by counsel (i) the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") as promptly as
                   -----------------------------
practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "Company's Shareholders' Approval")
                                       --------------------------------
and (ii) the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. The Purchaser agrees to cooperate in all reasonable respects with the Company in the Company's efforts to obtain the Company Shareholders' Approval.

            (b) Subject to the fiduciary duties of the Purchaser's Board of Directors under applicable law, as advised in writing by counsel (i) the Purchaser will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Purchaser Stockholders' Meeting") as promptly as
                   -------------------------------
practicable to consider and vote upon the approval of the Merger and such amendments to its Certificate of Incorporation as may be necessary to authorize the Preferred Stock and sufficient additional shares of Purchaser Common Stock to permit the Purchaser Common Stock Offering ("Purchaser's Stockholders'
                                                --------------------------
Approval") and (ii) the Board of Directors of the Purchaser shall recommend
--------
and declare advisable such approval and the Purchaser shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.
The Company agrees to cooperate in all reasonable respects with the Purchaser in the Purchaser's efforts to obtain the Purchaser Stockholders' Approval.

            6.5.  Registration Statement.  The Company and the Purchaser
                  ----------------------
will, as promptly as practicable, jointly prepare and file with the SEC, not later than April 15, 1996, a registration statement on Form S-4 (the "S-4
                                                                      ----
Registration Statement"), containing a joint proxy statement/prospectus, in
----------------------
connection with the registration under the Securities Act of the Share Consideration issuable in the Merger and the vote of the Company's shareholders and the Purchaser's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders and the Purchaser's stockholders, is herein called the "Proxy
                                                        ------
Statement/Prospectus").  The Company and the Purchaser will use
--------------------
all reasonable efforts to have, or cause the S-4 Registration Statement to be, declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and the Company and the Purchaser will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of the Company and stockholders of the Purchaser at the earliest practicable date.

            6.6.  Purchaser Common Stock Offering.
                  -------------------------------

            (a) The Purchaser will, as promptly as practicable but in no event later than April 15, 1996, prepare and file with the SEC a Registration Statement registering under the Securities Act the offer and sale of shares of Purchaser Common Stock in a public underwritten transaction (the "Purchaser
                                                                  ----------
Common Stock Offering").
---------------------

            (b) The Company agrees to cooperate in all reasonable respects with the Purchaser in the Purchaser's efforts to consummate the Purchaser Common Stock Offering, including, without limitation, to (i) assist the Purchaser in preparing any offering documents or related materials and presenting such offering documents or related materials to potential investors in connection with the Purchaser Common Stock Offering and (ii) provide to the Purchaser any required closing opinions, documents or certifications relating to the Company required at the closing for the Purchaser Common Stock Offering. The Company shall provide indemnity to the Purchaser with respect to any information concerning the Company supplied by the Company for use in the Purchaser Common Stock Offering, such indemnity to be on terms substantially similar to that given by the Purchaser to any underwriters in the Purchaser Common Stock Offering.

            (c) The Purchaser shall have the right to commence active marketing of the Purchaser Common Stock Offering at any time prior to termination of this Agreement including, without limitation, the right to determine the date (the "Preliminary Prospectus Mailing Date") on which it
                         -----------------------------------
is appropriate to distribute preliminary prospectuses; provided,
                                                       --------
however, that the Purchaser shall first have determined that, in its
-------
reasonable judgment, the commencement of active marketing at that time is feasible in light of foreseeable market conditions. After the Preliminary Prospectus Mailing Date relating to such offering, the Purchaser will continue in good faith the active marketing of such offering by attending and actively participating in meetings with financial analysts and potential investors customary for offerings comparable to the Purchaser Common Stock Offering.

            (d) The Purchaser shall have the right to actively market the Purchaser Common Stock Offering for up to 35 days after the Preliminary Prospectus Mailing Date. If the Chosen Underwriters do not present the Purchaser prior to the expiration of such 35 day period with an opportunity to enter into a definitive firm commitment underwriting agreement with respect to the Purchaser Common Stock Offering and to accept pricing of Purchaser Common Stock in the Purchaser Common Stock Offering at a price per share which would generate net proceeds to the Purchaser of not less than the Aggregate Cash Consideration Fund (an "Adequate Pricing Opportunity"), (i) the Purchaser's obligation hereunder
 ----------------------------
to actively market such Offering will cease, and (ii) the Company alone will have the right to terminate this Agreement pursuant to Section 8.1(a) (subject to the terms and conditions set forth therein). If the Chosen Underwriters present to the Purchaser prior to the expiration of such 35 day period an Adequate Pricing Opportunity, the Purchaser shall be required to accept. If the Purchaser shall decline to accept such Adequate Pricing Opportunity, the Company may terminate this Agreement pursuant to Section 8.1 (subject to the terms and conditions set forth therein), which termination shall become effective no sooner than the day five Business Days after the delivery to the Purchaser of written notice of termination (unless the Purchaser has accepted an Adequate Pricing Opportunity prior to such date). The Purchaser shall not be deemed to have declined to accept an Adequate Pricing Opportunity if the Purchaser does not enter into an underwriting agreement on the basis of a determination by the Purchaser that, in its reasonable judgment, there is a material risk that any condition set forth in Article 7 hereof (other than a condition set forth solely in Section 7.3 which has been irrevocably waived by the Company) or in the underwriting agreement would not be satisfied on or prior to the third Business Day following the day upon which such Adequate Pricing Opportunity was presented to the Purchaser.

            6.7.  Audited Financial Statements.  The Purchaser and the
                  ----------------------------
Company each will use its best efforts to cause its respective audited financial statements as of, and for the year ending, December 31, 1995, to be certified by its independent auditors in conformity with generally accepted accounting principals consistently applied and to be delivered to the other party hereto not later than March 31, 1996.

            6.8.  Reasonable Efforts.  The Company and the Purchaser shall
                  ------------------
and shall use all reasonable efforts to cause their respective Subsidiaries to:
(i) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto;
(ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 7 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder). The Purchaser shall cause the Chosen Underwriters to report to the Company to the extent necessary to effectuate the provisions of
Section 6.5.

            6.9.  Access to Information.  Subject to currently existing
                  ---------------------
contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material) or to the Purchaser (which the Purchaser represents and warrants are not material), and upon reasonable notice, each of the Company and the Purchaser shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other party (the "Respective
                                                          -----------
Representatives") access, during normal business hours throughout the period
---------------
prior to the Effective Time, to its properties, books and records (including without limitation, the work papers of independent accountants) and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Respective Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.9 shall affect or be deemed to modify any of the respective representations or warranties made by the Purchaser or the Company. Each of the Company and the Purchaser agrees that it will not, and will cause its Respective Representatives not to, use any information obtained pursuant to this Section 6.9 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement (including, without limitation, the Purchaser Common Stock Offering). Subject to the requirements of law, each party hereto will keep confidential, and will cause its Respective Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.9 except as otherwise consented to by the other party; provided, however, that neither the Purchaser
                       --------  -------
nor the Company shall be precluded from making any disclosure which it deems required by law in connection with the transactions contemplated by this Agreement (including, without limitation, the Purchaser Common Stock Offering). In the event any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, each of the Company and the Purchaser will collect and deliver to the other party all documents obtained pursuant to this
Section 6.9 or otherwise for such party or its Respective Representatives by it or any of its Respective Representatives then in their possession and any copies thereof. All requests for access to the Company or the Purchaser and their respective Subsidiaries pursuant to this Section 6.9 shall be made through their Respective Representatives named in the Purchaser Disclosure Schedule or the Company Disclosure Schedule, as the case may be.

            6.10.  Supplements or Amendments.
                   -------------------------

            (a) If at any time prior to the Company Shareholders' Meeting or the Purchaser Stockholders' Meeting (whichever is later) any event with respect to the Company or any of its Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the S-4 Registration Statement, the Company shall notify the Purchaser thereof by reference to this
Section 6.10(a) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, the Company or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition which would cause any material statement in the Proxy Statement/Prospectus or in the prospectus relating to the Purchaser Common Stock Offering to have been untrue or would cause the Proxy Statement/Prospectus or such other prospectus to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchaser in writing of such fact or condition.

            (b) If at any time prior to the Company Shareholders' Meeting or the Purchaser Stockholders' Meeting (whichever is later) any event with respect to the Purchaser, or any of its Subsidiaries or their respective officers or directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the S-4 Registration Statement, the Purchaser shall notify the Company thereof by reference to this
Section 6.10(b) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Purchaser and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, the Purchaser or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition which would cause any material statement in the Proxy Statement/Prospectus to have been untrue or would cause the Proxy Statement/Prospectus to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Purchaser shall promptly notify the Company in writing of such fact or condition.

            6.11.  Directors' and Officers' Indemnification and Insurance.
                   ------------------------------------------------------

            (a) From and after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall until the third anniversary of the
      ------------------
Effective Time indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries (each, an "Indemnified Party") against (i) all losses,
                            -----------------
claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company or any of its Subsidiaries or in the case of a present or former director, officer or employee of the Company or a Subsidiary, a fiduciary of any employee benefit plan or arrangement of the Company or any of its Subsidiaries and, in either case relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified
                 -----------------------
Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of
--------
any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Party will pay expenses in advance of the final disposition of any such claim, action suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties

(subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

            (b) The Surviving Corporation shall, until the third anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; and in no event shall the coverage for the transactions contemplated hereby be excluded; provided that in no event shall the Surviving Corporation be obligated to
--------
expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of the aggregate premiums paid by the Company and its Subsidiaries as of the date hereof for such purpose, but in such case shall purchase as much coverage as possible for such maximum annual amount; and provided, further, that in the event any claim or claims are asserted or made within such three year period, the obligations of the Surviving Corporation to maintain in effect insurance shall continue until the disposition of any and all claims.

            (c) In the event that any action, suit, proceeding or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

            (d) This Section 6.11 shall survive the Effective Time and is intended to benefit the Indemnified Parties and their successors and assigns and shall be binding on all successors and assigns of the Purchaser, the Company and the Surviving Corporation.

            (e) The Surviving Corporation shall honor, to the fullest extent permitted by applicable law, all indemnification agreements existing as of the date hereof between the Company and any of the Indemnified Parties.

            6.12.  Registration and Listing of Share Consideration.
                   -----------------------------------------------

            (a) The Purchaser will cause to be registered, under the applicable provisions of the Securities Act, the offer and sale in the Merger of Share Consideration to be issued pursuant to this Agreement.

            (b) The Purchaser will use its best efforts to cause the Share Consideration to be listed on the AMEX, NYSE or NASDAQ.

            6.13.  Affiliates of the Purchaser and the Company.  Prior to
                   -------------------------------------------
the Effective Time, the Company shall deliver to the Purchaser a letter identifying all Persons who, at the time this Agreement is submitted for approval to the shareholders of the Company, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Rule
                                                                       -----
145 Affiliates") or who may otherwise be deemed to be Affiliates of the
--------------
Company. The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to the Purchaser on or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Preferred Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

            6.14.  Consents.  Between the date hereof and the Closing Date,
                   --------
the Company and the Purchaser shall use their respective best efforts, without payment of any consideration to the persons or entities from whom or which consents or agreements are required, to obtain at the earliest practicable date, and prior to the Closing Date, all consents and agreements of third parties necessary for the performance by the Company and the Purchaser of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have a Company Material Adverse Effect or a Purchaser Material Adverse Effect. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either of the Company or the Purchaser or any of their respective Subsidiaries without the prior written approval of the other party.

            6.15.  Filings and Authorizations.  The Company and the
                   --------------------------
Purchaser shall, as promptly as practicable following the execution and delivery of this Agreement, file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act and applicable state insurance laws in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of the Purchaser and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the
"FTC") or the Antitrust Division of the Department of Justice (the
 ---
"Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the
 ------------------
other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general. Each of the Company and the Purchaser will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) make, or cause to be made, all such other filings and submissions, as may be required to consummate the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement, (ii) obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained in order to consummate such transfer and such transactions and (iii) take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their respective obligations hereunder.

            6.16.  Further Assurances; Notice of Breach; Cure.  At any time
                   ------------------------------------------
and from time to time after the Closing, the parties agree to use their best efforts to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment (which documents and instruments must be in form reasonably satisfactory to each party executing the same), files, books and records and do all such further acts and things as may reasonably be required to carry out the transactions contemplated hereunder. Each party shall promptly notify the other party in writing of any information delivered to or obtained by such party which would prevent the satisfaction of any condition set forth in Article 7 or consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement. After giving or receiving notice that any representation, warranty or covenant set forth herein has been breached or that any condition set forth in Article 7 cannot be satisfied, the affected party shall have 15 days to cure same or to demonstrate to the other party's reasonable satisfaction that such breach or condition both is curable and will be cured prior to the estimated Effective Time. If such party fails to cure or demonstrate such ability to cure such breach or satisfy such condition, the other party shall have the right to waive the breach or failure of condition unless the nature of such breach or failure of condition renders closing under this Agreement impossible. If such breach or failure of condition is not waived, this Agreement may be terminated in accordance with
Section 8.1.

            6.17.  Continuation of Compensation and Employee Benefit Plans.
                   -------------------------------------------------------
The Purchaser and the Company acknowledge and agree that the Purchaser shall have the sole and exclusive right to determine its future benefit and employment policies and that it is not intended that, and in no event shall, the provisions of this Section 6.17 create any right or interest of any person (including, without limitation, the Company or any employee of the Company or any ERISA Subsidiary). The Purchaser acknowledges that it intends to cause the Surviving Corporation to establish or continue to maintain as of the Closing Date, benefit plans and programs providing benefits for non-union employees of the Company or any ERISA Subsidiary that in the aggregate (as to the current and former employee groups, respectively) are at least approximately equivalent to the benefits being provided for such employees of the Company and any ERISA Subsidiary under the Company Employee Plans existing immediately before the Closing Date. Effective as of the Closing Date, Purchaser shall cause the Surviving Corporation to assume all duties, obligations and liabilities with respect to the compensation and benefits payable to or on account of current or former employees of the Company or any ERISA Subsidiary with respect to the relationship of such employee(s) with any such entities.

            6.18.  Cooperation on Litigation.  The Purchaser and the
                   -------------------------
Company agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance as is reasonably necessary for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against the Purchaser or the Company, respectively. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance.

            6.19.  Capital Contribution to Surviving Corporation.  The
                   ---------------------------------------------
Purchaser agrees to raise $30,000,000 (the "Capital Contribution Amount")
                                            ---------------------------
either (i) as additional proceeds in the Purchaser Common Stock Offering (in excess of the funds necessary for the Aggregate Cash Consideration Fund) or
(ii) if, in the judgment of the Purchaser the pricing of the Purchaser Common Stock Offering would be adversely affected by attempting to raise such additional proceeds in such offering, in the debt market; provided,
                                                               --------
however, that Purchaser may not raise more than $15,000,000 of the Capital
-------
Contribution Amount in the debt market without the prior written consent of the Board of Directors of the Company. The Purchaser shall at the Effective Time make a capital contribution to the Surviving Corporation in an amount equal to the Capital Contribution Amount.


                                   ARTICLE 7

                             CONDITIONS TO CLOSING
                             ---------------------

            7.1.  Conditions to Obligations of the Parties.  The respective
                  ----------------------------------------
obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, unless waived in writing by the party being benefitted thereby, to the extent permitted by applicable law.

            (a)   Company's Shareholders' Approval.  The Company shall have
                  --------------------------------
obtained the Company's Shareholders' Approval from the requisite holders of Shares in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

            (b)   Purchaser's Stockholders' Approval.  The Purchaser shall
                  ----------------------------------
have obtained the Purchaser's Stockholders' Approval from the requisite holders of shares of Purchaser Common Stock in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Purchaser.

            (c)   Government Consents.  All (i) Authorizations specified in
                  -------------------
the Company Disclosure Schedule and the Purchaser Disclosure Schedule and (ii) other Authorizations required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained in each case without limitation or restriction unacceptable to the Purchaser in its reasonable judgment, except, in the case of Authorizations referred to in clause (ii) above, where the failure to have obtained such Authorizations could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

            (d)   No Suits nor Injunctions.  There shall be no suits,
                  ------------------------
actions, inquiry, investigations nor proceedings, nor shall there be in effect any Order or injunction of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to the Purchaser in its reasonable judgment.

            (e)   Registration Statement.  The S-4 Registration Statement
                  ----------------------
shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Purchaser Common Stock and Preferred Stock shall have been received.

            (f)   Listing of Purchaser Shares on Exchange.  The shares of
                  ---------------------------------------
Preferred Stock and Purchaser Common Stock required to be issued hereunder shall have been approved for listing on the Exchange, subject only to official notice of issuance.

            (g)  Purchaser Common Stock Offering.  The Purchaser Common
                 -------------------------------
Stock Offering shall have been consummated in accordance with its terms and the terms of the underwriting agreement entered into in connection therewith and the net proceeds received by the Purchaser pursuant thereto shall not have been less than the Aggregate Cash Consideration Amount.

            7.2.  Conditions to Obligations of the Purchaser.  The
                  ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or part by the Purchaser to the extent permitted by applicable law:

            (a)   Representations and Warranties True.  Each of the
                  -----------------------------------
representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

            (b)   Performance.  The Company shall have performed or
                  -----------
complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

            (c)   Compliance Certificate.  The Company Closing shall have
                  ----------------------
delivered to the Purchaser a certificate, dated the Closing Date, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the precedent conditions specified herein.

            (d)   Opinion of Counsel for the Company.  The Purchaser shall
                  ----------------------------------
have received from Baker, Donelson, Bearman & Caldwell,

P.C. or other counsel for the Company satisfactory to the Purchaser an opinion, dated the Closing Date, in substantially the form set forth in Schedule 7.2 hereto.

            (e)   Proceedings.  All corporate proceedings taken by the
                  -----------
Company in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to the Purchaser and the Purchaser's counsel, and the Purchaser and Purchaser's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (f)   Certain Disclosures.  The S-4 Registration Statement, at
                  -------------------
the time it shall have been declared effective, shall disclose no information in existence on the date hereof materially adverse with respect to the Company's business, properties, operations, condition (financial or other) or prospects not previously disclosed in the Company SEC Reports or this Agreement.

            (g)   Third Party Consents.  All required authorizations,
                  --------------------
consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have a Company Material Adverse Effect, shall have been obtained.

            (h)   Fairness Opinion.  The Purchaser shall have received a
                  ----------------
written opinion of Stephens, dated the date of the Proxy Statement/Prospectus, to the effect that the financial terms of the Merger are fair from a financial point of view to the Purchaser and its stockholders.

            7.3.  Conditions to Obligations of the Company.  The
                  ----------------------------------------
obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

            (a)   Representations and Warranties True.  Each of the
                  -----------------------------------
representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of the Purchaser by its Chairman of the Board, President, Chief Operating Officer or Secretary, to such effect.

            (b)   Performance.  The Purchaser shall have performed or
                  -----------
complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

            (c)   Compliance Certificate.  The Purchaser shall have
                  ----------------------
delivered to the Company a certificate, dated the date of the Closing, signed by the Chairman of the Board, President, Chief Operating Officer, or Secretary of the Purchaser, certifying as to the fulfillment of the precedent conditions specified herein.

            (d)   Opinion of Counsel for the Purchaser.  The Company shall
                  ------------------------------------
have received from Anderson Kill Olick & Oshinsky, P.C. or other counsel for the Purchaser satisfactory to the Company an opinion, dated the Closing Date, in substantially the form set forth in Schedule 7.3 hereto.

            (e)   Proceedings.  All corporate proceedings taken by the
                  -----------
Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to the Company and the Company's special counsel, and the Company and the Company's special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (f)   Third Party Consents.  All required authorizations,
                  --------------------
consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have a Purchaser Material Adverse Effect, shall have been obtained.

            (g)   Fairness Opinion.  The Company shall have received a
                  ----------------
written opinion of R-H, dated the date of the Proxy Statement/Prospectus, to the effect that the consideration to be received pursuant to the Merger by the holders of Shares is fair from a financial point of view to such holders.

            (h)   Certain Disclosure.  The S-4 Registration Statement, at
                  ------------------
the time it shall have been declared effective, shall disclose no information in existence on the date hereof materially adverse with respect to the Purchaser's business, properties, operations, condition (financial or otherwise) or prospects not previously disclosed in the Purchaser SEC Reports or this Agreement.

            (i)   Opinion Regarding Tax Consequences.  The Company shall
                  ----------------------------------
have received an opinion of Anderson Kill Olick & Oshinsky, P.C. or other counsel of Purchaser satisfactory to the Company dated the date of the Proxy Statement/Prospectus to the effect that the Merger shall be treated for federal income tax purposes as a tax-free reorganization.


                                   ARTICLE 8

                         TERMINATION AND ABANDONMENT;
                    BREAK-UP FEE AND EXPENSE REIMBURSEMENT
                    --------------------------------------

            8.1.  Termination Rights.  This Agreement shall terminate on
                  ------------------
the Final Termination Date unless prior thereto the Offering Pricing Date has occurred on or prior to such date. This Agreement may be terminated at an earlier time upon the mutual written consent of the parties. In addition, either party may terminate this Agreement prior to the Final Termination Date by delivery of written notice to such effect to the other party (a) in accordance with termination rights specifically provided elsewhere in this Agreement, (b) in the event that any condition precedent to the closing of the Merger has not been or cannot be satisfied within the time periods (including any grace or cure periods) and in the manner provided herein, and (c) in the event that a party breaches in some material respect a representation, warranty or covenant contained herein and such party fails to cure or demonstrate an ability to cure such breach within the time period provided in Section 6.16.

            8.2.  Termination Expenses and Liability.
                  ----------------------------------

            (a)   General Provision.  Unless a party is entitled pursuant
                  -----------------
to the provisions of subsections (b), (c), (d) or (e) below to receive expense reimbursement or any termination payment, or unless a party commits a willful breach of any representation, warranty or covenant contained herein, upon a termination of this Agreement by either party, each party shall bear its own costs and expenses and neither party shall have any liability to the other in connection with or following any valid termination of this Agreement. Upon a willful breach of any representation, warranty or covenant made by a party herein, such party shall have such liability for breach of contract and shall pay such damages as may be determined by a court of law or equity. It is understood that any failure on the part of the Purchaser to fulfill the covenant set forth in Section 6.19 shall not constitute a wilful breach of a covenant for purposes of this subsection (a).

            (b)   Expense Recoupment - Company.  Upon a termination of this
                  ----------------------------
Agreement by either party, the Company shall be entitled to be reimbursed by the Purchaser promptly after such termination for the actual, documented out-of-pocket expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, up to a $1,000,000 maximum, if the reason for such termination is the Purchaser has committed a material but non-willful breach of any representation, warranty or covenant herein which shall not have been cured within any applicable time period or the Purchaser shall be unable to comply with the condition set forth in Section 7.3(a) relating to representations and warranties.

            (c)   Expense Recoupment - the Purchaser.  Upon a termination
                  ----------------------------------
of this Agreement by either party, the Purchaser shall be entitled to be reimbursed by the Company promptly after such termination for the actual, documented out-of-pocket expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the expenses incurred in connection with the Purchaser Common Stock Offering), up to $1,000,000 maximum, if the reason for such termination is one of the following:
(i) the Company has committed a material but non-willful breach of any representation, warranty or covenant herein which shall not have been cured within any applicable time period or the condition set forth in Section 7.2(a) relating to representations and warranties shall otherwise not be capable of being satisfied, (ii) a Transaction Moratorium Period shall have continued for not less than 30 days, or (iv) the Company shall have withdrawn or modified its recommendation for the Company Shareholders' Approval.

            (d)   Termination Fee - the Purchaser.  In the event (i) the
                  -------------------------------
Company fails to obtain Company Shareholders' Approval and this Agreement is terminated, or (ii) the Purchaser has elected to terminate this Agreement under
Section 6.3(b) or (iii) the Board of Directors of the Company has withdrawn or modified its recommendation to its shareholders as contemplated by Section 6.3(a) and this Agreement is terminated or (iv) the condition set forth in
Section 7.3 relating to the receipt by the Company of a fairness opinion has not been satisfied, then the Company and its successors shall owe the Purchaser (in addition to any expense reimbursement provided for in Section 8.2(c)) a termination fee of $2,750,000 (subject to reduction by the amount of any credit pursuant to the last sentence of this subsection), payable in immediately available funds, if, within six months from the date of a termination of this Agreement, an Acquisition Transaction is publicly announced, an Acquisition Transaction closes or an agreement to consummate an Acquisition Transaction is signed. Such termination fee shall be paid on the date of closing of any such Acquisition Transaction; provided, however, that any amount previously
                                   -------
paid by the Company to the Purchaser as an expense recoupment pursuant to subsection (c) of this Section 8.2 shall apply as a credit against any amount payable by the Company under this subsection.


                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

            9.1.  Expenses.  Except as otherwise provided in Section 8.2,
                  --------
each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred connection with this Agreement and the transactions contemplated hereby.

            9.2.  Public Disclosure.  Except as may be required to comply
                  -----------------
with the requirements of applicable law, or otherwise to comply with the terms and conditions of this Agreement, in which case prior notice thereof shall, to the extent practicable, be given to the other party hereto, and reasonable efforts to obtain such party approval shall be made, the parties hereto agree that no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement without the prior approval of the other party.

            9.3.  Governing Law; Consent to Jurisdiction.  This Agreement
                  --------------------------------------
shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law) applicable to agreements made and to be entirely performed within such state. The Company and the Purchaser irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement, or the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

            9.4.  Notices.  Any notices or other communications required
                  -------
under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or addressed

                  (a)   if to the Purchaser to:

                        Danielson Holding Corporation
                        767 Third Avenue
                        New York, NY 10017
                        Attention:  C. Kirk Rhein, Jr.
                        Telephone:  (212) 888-0347
                        Fax:        (212) 735-0003

                        with a copy to:

                        Anderson Kill Olick & Oshinsky, P.C.
                        1251 Avenue of the Americas
                        New York, NY  10020-1182
                        Attention:  Michael W. Stamm
                        Telephone:  (212) 278-1702
                        Fax:        (212) 728-1733

                  (b)   if to the Company to:

                        Midland Financial Group, Inc.
                        825 Crossover Lane

                        Suite 112
                        Memphis, TN  38117-4936
                        Attention:  Joseph W. McLeary
                        Telephone:  (901) 680-9100
                        Fax:        (901) 638-6395

                        with a copy to:

                        Baker, Donelson, Bearman & Caldwell, P.C.
                        165 Madison Avenue
                        First Tennesee Building, 20th Floor
                        Memphis, TN  38103
                        Attention:  Charles T. Tuggle, Jr.
                        Telephone:  (901) 577-2267
                        Fax:          (901) 577-2303

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

            9.5.  Headings.  Article, section and paragraph headings
                  --------
contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            9.6.  Counterparts.  This Agreement may be executed in one or
                  ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            9.7.  Assignment.  This Agreement may not be assigned by a
                  ----------
party hereto without the prior written consent of the other hereto. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

            9.8.  Severability.  If any provision of this Agreement is held
                  ------------
to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

            9.9.  Waivers and Amendments.  This Agreement may be amended,
                  ----------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, at any time, but only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

            9.10.  No Third Party Beneficiaries.  Except as provided in
                   ----------------------------
Section 6.10 nothing in this Agreement shall convey any rights or remedies upon any person or entity that is not a party to this Agreement or a permitted assignee of a party to this Agreement.

            9.11.  Entire Agreement.  This Agreement, the Schedules and
                   ----------------
Exhibits hereto and any collateral agreements executed in connection with the consummation of the transactions contemplated herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior written or oral understandings, agreements or undertakings with respect thereto.

            9.12.  Survival.  Notwithstanding any provision of this
                   --------
Agreement to the contrary, the representations and warranties of the Company and the Purchaser contained in this Agreement shall not survive, and shall be of no force and effect following, the Closing Date of the Merger.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              MIDLAND FINANCIAL GROUP, INC.



                                    /s/ Joesph W. McLeary
                              By:   ------------------------------
                                    Name:  _______________________
                                    Title: Chairman & CEO


                              DANIELSON HOLDING CORPORATION



                              By:   /s/ C. Kirk Rhein, Jr.
                                    ------------------------------
                                    Name:  __________________
                                    Title: President & CEO


                              MISSION SUB E, INC.



                              By:   /s/ C. Kirk Rhein, Jr.
                                    ------------------------------
                                    Name:  __________________
                                    Title: President & CEO

                                                                  EXHIBIT 1A



                          CERTIFICATE OF DESIGNATION
                      PREFERENCES, RIGHTS AND LIMITATIONS
                                      OF
                 SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
                                      OF
                         DANIELSON HOLDING CORPORATION


                 ---------------------------------------------

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


                 ---------------------------------------------



            ___________________, _______________ of Danielson Holding
Corporation ( the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") by unanimous written consent thereto effective _______, 1996, and that such resolution is in full force and effect upon the date of this Certificate.

            "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") there hereby is created, from the ______ shares of authorized but unissued shares of Preferred Stock of the Corporation, par value $________ per share, authorized in Article __ of the Certificate of Incorporation (the "Preferred Stock"), a series of Series A Cumulative Perpetual Preferred Stock of the Corporation consisting of ____ shares, which series shall have the following powers, designation, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions (in addition to those set forth in the Certificate of Incorporation):

            1.    Designation and Amount; No Fractional Shares.  The
                  --------------------------------------------
designation of the Series of Preferred Stock created by this resolution shall be Series A Cumulative Preferred Stock, par value $____ per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be ______. The Series A Preferred Stock shall be issuable solely in whole shares.

            2.    Stated Value.  The stated value (the "Stated Value") of
                  ------------
each such share of Series A Preferred Stock is $________.

            3.    Dividends.
                  ---------

                  (a) the holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds at the time legally available therefor, cumulative cash dividends accruing at a per share rate of ___% per annum, and no more, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing _______________, 1996 (each, a "Dividend Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of records as they appear upon the stock transfer books of the Corporation on such record dates, not less than 10 nor more than 60 days preceding the payment dates for such dividends, as are fixed by the Board of Directors (each, a "Record Date"). For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York City. The Series A Preferred Stock will not participate in dividends with the Common Stock, par value $.10 per share, of the Corporation (the "Common Stock"). The date of initial issuance of shares of Series A Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Series A Preferred Stock (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

                  (b) Dividends on the shares of Series A Preferred Stock shall be cumulative from the Issue date whether or not there shall be funds legally available for the payment thereof. Subject to the next succeeding sentence, if there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends, no dividends (other than dividends payable solely in additional shares of such other series) shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series A Preferred

            Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Series A Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable with respect to any dividend payment or payments which may be in arrears.

                  (c) Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend shall be declared, paid or set apart for payment or any other distribution (whether in cash or obligations of the Corporation or other properties, other than dividends payable solely in additional shares of Common Stock or other junior stock) upon the Common Stock or upon any other stock ranking junior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

            4.    Liquidation Preference.
                  ----------------------

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to the Stated Value per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not declared) to and including the date of such distribution, and no more, before any payment or distribution shall be made to the holders of Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up. After payment of such liquidating distributions, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                  (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock pursuant to
            Section 4(a) and any other shares of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the distribution of assets, the holders of Series A Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                  (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

            5.    Redemption.
                  ----------

                  (a) The Corporation, at its option, may redeem any or all shares of Series A Preferred Stock, at any time or from time to time, on or after _________, 2001 at a redemption price per share equal to the Stated Value thereof, plus an amount equal to accrued and unpaid dividends thereon (whether or not declared) to and including the date of redemption (the "Redemption Price").

                  (b) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot.

                  (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 90 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. Such notice shall be deemed to have been duly given to any holder of the Series A Preferred Stock within the meaning of the foregoing provisions when the same shall have been mailed as aforesaid. Accidental failure to mail any such notice to one or more of such holders shall not affect the validity of such redemption as to the other holders. Subject to Section 5(d) below, if such notice is mailed as aforesaid, and if on or before the date fixed for redemption, funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption, funds sufficient to pay in full the Redemption Price are deposited in trust for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, City of New York, State of New York, and having capital and surplus of at least $100 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

                  (e) Any provision of this section 5 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series A Preferred Stock for the purchase of all outstanding shares thereof.

            6.    No Sinking Fund.  The shares of Series A Preferred Stock
                  ---------------
shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

            7.    Voting Rights.  Other than as required by applicable law,
                  -------------
the Series A Preferred Stock shall not have any voting powers either general or special, except that:

                  (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and any other series of Preferred Stock, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) of the Corporation or the by-laws of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Series A Preferred Stock and any such other series of Preferred Stock. If the Series A Preferred Stock (but not all other series of Preferred Stock outstanding) are affected by the above-described actions in this Section 7(a), the Series A Preferred Stock shall, in addition, be entitled to vote on such actions separately as a class, and shall approve such actions by the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of Series A Preferred Stock.

                  (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of Series A Preferred Stock and any other series of Preferred Stock of the Corporation ranking on a parity with shares of the Series A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, whether in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue, any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Stock or ranking prior to any other series of Preferred Stock which ranks on a parity with the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up. Notwithstanding the above, no vote of Series A Preferred Stock is required for the creation of an issue of stock ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up if a notice of redemption has been given for the Series A Preferred Stock as provided herein and the
                                                                ---
            proceeds of the sale of such new issue of stock are used to retire or redeem any or all of the Series A Preferred Stock.

                  (c) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of a majority of all of the shares of Series A Preferred Stock and any other series of Preferred Stock of the Corporation ranking junior to or on a parity with shares of the Series A Preferred Stock, either as to dividends or the distribution of assets upon the liquidation, dissolution or winding up, shall be required to increase the authorized amount of Preferred Stock, or to create any series of Preferred Stock ranking on a parity with the Series A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up.

                  (d) Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not such arrearage occurred in consecutive periods) on shares of the Series A Preferred Stock at the time outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Series A Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such rights of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) as set forth herein. The right of the holders of Series A Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                  (e) Upon termination of such special voting rights attributable to all holders of the Series A Preferred Stock and any other series or Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Series A Preferred Stock and such parity Preferred Stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purposes. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

            8.    Ranking.  Any class or classes of stock of the
                  -------
Corporation shall be deemed to rank:

                  (a) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock,

                  (b) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preferences or priority one over the other, and

                  (c) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

            9.    Status of Acquired Shares.  Shares of Series A Preferred
                  -------------------------
Stock redeemed by the Corporation, or otherwise acquired by the Corporation, will be restored to the status of authorized but unissued shares of the Corporation's preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

            10.   Conversion and Preemptive Rights.  The Series A Preferred
                  --------------------------------
Stock is not entitled to any conversion, preemptive or subscription rights with respect to any securities of the Corporation.

            11.   Severability of Provisions.  Whenever possible, each
                  --------------------------
provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or unenforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

            IN WITNESS WHEREOF, Danielson Holding Corporation has caused this Certificate to be signed and attested by the undersigned, this ___ of ________________, 1996.


                                    DANIELSON HOLDING CORPORATION



                                    By: _________________________


Attest:


______________________

                                                              SCHEDULE 7.2





                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

                  2. The Company has full legal power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms. The enforceability of the Company's obligations under the Merger Agreement may be limited by an implied covenant of good faith and fair dealing, by general equitable principles (whether considered in a proceeding in equity or at law) and by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditors' rights or remedies generally.

                  3. The authorized capital stock of the Company consists of __________ shares of Common Stock. As of the date hereof, before giving effect to the Merger, _________ shares of Common Stock are outstanding and no shares are held in the Company's treasury.

                  4. All consents, approvals and authorizations of or declaration or filings with any Governmental Entity that are by law required to be obtained or made by the Company for or in connection with the execution or delivery by the Company of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby have been obtained or made.

                  5. Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby nor compliance by the Company with any of the provisions of the Merger

            Agreement will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other governing instruments of the Company; (ii) to the best of our knowledge, except as set forth on Schedule 4.5 to the Merger Agreement, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which any of them or any material portion of their properties or assets may be bound; or (iii) to the best of our knowledge, violate any order, writ, injunction, determination, award, decree, law, statute, rule or regulation applicable to the Company or any Significant Subsidiary or any material portion of their properties or assets; provided that
                                                            --------
            we express no opinion in the foregoing clauses (ii) and (iii) with respect to matters that could not reasonably be expected to result in a Company Material Adverse Effect.

                                                              SCHEDULE 7.3





                  1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

                  2. The Purchaser has full legal power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. The Merger Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms. The enforceability of the Purchaser's obligations under the Merger Agreement may be limited by an implied covenant of good faith and fair dealing, by general equitable principles (whether considered in a proceeding in equity or at law) and by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditors' rights or remedies generally.

                  3. The authorized capital stock of the Purchaser consists of __________ shares of Common Stock. As of the date hereof, before giving effect to the Merger, _________ shares of Common Stock are outstanding, ______ shares are held in the Purchaser's treasury, ______ shares are reserved for issuance pursuant to outstanding Options, and ____ shares of are Preferred Stock, none which are issued or outstanding.

                  4. All consents, approvals and authorizations of or declaration or filings with any Governmental Entity that are by law required to be obtained or made by the Purchaser for or in connection with the execution or delivery by the Purchaser of the Merger Agreement or the consummation by the Purchaser of the transactions contemplated thereby have been obtained or made.

                  5. Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby nor compliance by the Purchaser with any of the provisions of the Merger Agreement will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other governing instruments of the Purchaser; (ii) to the best of our knowledge, except as set forth on Schedule 5.5 to the Merger Agreement, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser or any Significant Subsidiary is a party or by which any of them or any material portion of their properties or assets may be bound; or (iii) to the best of our knowledge, violate any order, writ, injunction, determination, award, decree, law, statute, rule or regulation applicable to the Purchaser or any Significant Subsidiary or any material portion of their properties or assets; provided that
                                                            --------
            we express no opinion in the foregoing clauses (ii) and (iii) with respect to matters that could not reasonably be expected to result in a Purchaser Material Adverse Effect.

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